EXHIBIT 99.2


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                          THIRD AMENDED AND RESTATED
                        RECEIVABLES PURCHASE AGREEMENT

                         Dated as of November 15, 2001

                                     Among

                                 MILACRON INC.

                                      and

                           MILACRON COMMERCIAL CORP.

                                   as Seller

                                      and

                                 VALENITE INC.

                                as Subservicer

                                 D-M-E COMPANY

                                as Subservicer

                             UNILOY MILACRON INC.

                                as Subservicer

                             TALBOT HOLDINGS, LTD.

                                as Subservicer

                                      and

                          MILACRON MARKETING COMPANY

                              as initial Servicer

                       MARKET STREET FUNDING CORPORATION

                                 as Purchaser

                                      and

                        PNC BANK, NATIONAL ASSOCIATION

                               as Administrator


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


                              TABLE OF CONTENTS


ARTICLE I         PURCHASES AND REINVESTMENTS.................................2
SECTION 1.01.     Commitments to Purchase; Limits on Purchaser"s Obligations..2
SECTION 1.02.     Purchase Procedures; Assignment of Purchaser"s Interests....2
SECTION 1.03.     Reinvestments of Certain Collections; Payment of Remaining
                  Collections.................................................3
SECTION 1.04.     Asset Interest..............................................6


ARTICLE II        COMPUTATIONAL RULES.........................................7
SECTION 2.01.     Selection of Asset Tranches.................................7
SECTION 2.02.     Computation of Purchaser"s Total Investment and Purchaser"s
                  Tranche Investment..........................................7
SECTION 2.03.     Computation of Concentration Limits and Unpaid Balance......8
SECTION 2.04.     Computation of Earned Discount..............................8
SECTION 2.05.     Estimates of Earned Discount Rate, Fees, etc................8


ARTICLE III       SETTLEMENTS.................................................8
SECTION 3.01.     Settlement Procedures.......................................8
SECTION 3.02.     Deemed Collections; Reduction of Purchaser"s Total
                  Investment, Etc............................................11
SECTION 3.04.     Treatment of Collections and Deemed Collections............13


ARTICLE IV        FEES AND YIELD PROTECTION..................................13
SECTION 4.01.     Program Fee................................................13
SECTION 4.02.     Yield Protection...........................................13
SECTION 4.03.     Funding Losses.............................................15


ARTICLE V         CONDITIONS OF PURCHASES....................................15
SECTION 5.01.     Conditions Precedent to Amendment Effective Time...........15
SECTION 5.02.     Conditions Precedent to All Purchases and Reinvestments....17


ARTICLE VI        REPRESENTATIONS AND WARRANTIES.............................17
SECTION 6.01.     Representations and Warranties of Seller Parties...........17


ARTICLE VII       GENERAL COVENANTS OF SELLER PARTIES........................21
SECTION 7.01.     Affirmative Covenants of Seller Parties....................21
SECTION 7.02.     Reporting Requirements of Seller Parties...................23
SECTION 7.03.     Negative Covenants of Seller Parties.......................24
SECTION 7.04.     Separate Corporate Existence of Seller.....................26


ARTICLE VIII      ADMINISTRATION AND COLLECTION..............................27
SECTION 8.01.     Designation of Servicer....................................27
SECTION 8.02.     Duties of Servicer.........................................29
SECTION 8.03.     Rights of the Administrator................................31
SECTION 8.04.     Responsibilities of Seller Parties.........................32
SECTION 8.05.     Further Action Evidencing Purchases and Reinvestments......32
SECTION 8.06.     Application of Collections.................................33
SECTION 8.07.     Special Deposit Accounts...................................33


ARTICLE IX        SECURITY INTEREST...........................................34
SECTION 9.01.     Grant of Security Interest..................................34

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SECTION 9.02.     Further Assurances..........................................34
SECTION 9.03.     Remedies....................................................35


ARTICLE X         LIQUIDATION EVENTS..........................................35
SECTION 10.01.    Liquidation Events..........................................35
SECTION 10.02.    Remedies....................................................37


ARTICLE XI        THE ADMINISTRATOR...........................................38
SECTION 11.01.    Authorization and Action....................................38
SECTION 11.02.    Administrator"s Reliance, Etc...............................38
SECTION 11.03.    PNC Bank and Affiliates.....................................38


ARTICLE XII       ASSIGNMENT OF PURCHASER"S INTEREST..........................39
SECTION 12.01.    Restrictions on Assignments.................................39
SECTION 12.02.    Rights of Assignee..........................................39
SECTION 12.03.    Terms and Evidence of Assignment............................39
SECTION 12.04.    Rights of Liquidity Agent...................................40


ARTICLE XIII      INDEMNIFICATION.............................................40
SECTION 13.01.    Indemnities by Parent and Seller............................40
SECTION 13.02.    Indemnities by Servicer.....................................42


ARTICLE XIV       MISCELLANEOUS...............................................43
SECTION 14.01.    Amendments, Etc.............................................43
SECTION 14.02.    Notices, Etc................................................43
SECTION 14.03.    No Waiver; Remedies.........................................43
SECTION 14.04.    Binding Effect; Survival....................................43
SECTION 14.05.    Costs, Expenses and Taxes...................................44
SECTION 14.06.    No Proceedings..............................................44
SECTION 14.07.    Confidentiality of Seller Information.......................44
SECTION 14.08.    Confidentiality of Program Information......................46
SECTION 14.09.    Captions and Cross References...............................48
SECTION 14.10.    Integration.................................................48
SECTION 14.11.    Governing Law...............................................48
SECTION 14.12.    Waiver Of Jury Trial........................................48
SECTION 14.13.    Consent To Jurisdiction; Waiver Of Immunities...............49
SECTION 14.14.    Execution in Counterparts...................................49
SECTION 14.15.    No Recourse Against Other Parties...........................49
SECTION 14.16.    References..................................................49

                                  APPENDICES

APPENDIX A        Definitions
APPENDIX B        Select Pool Receivables
APPENDIX C        Cut-Off Days
APPENDIX D        Special Concentration Limits


                                   SCHEDULES

SCHEDULE 6.01(i)           Description of Material Adverse Changes

SCHEDULE 6.01(j)           Description of Litigation

SCHEDULE 6.01(n) List of Offices of Subservicers, Servicer and Seller where Records Are Kept

SCHEDULE 6.01(o)           List of Lock-Box Banks

SCHEDULE 6.01(p)-1         Forms of Contracts

SCHEDULE 6.01(p)-2         Description of Credit and Collection Policy


                                   EXHIBITS

EXHIBIT 1.02(a)            Form of Notice of Purchase

EXHIBIT 3.01(a)            Form of Information Package

EXHIBIT 5.01(c)            Form of Lock-Box Agreement

EXHIBIT 5.01(d)            Form of Account Pledge Agreement

EXHIBIT 8.01(h)            Form of Weekly Information Package

                          THIRD AMENDED AND RESTATED
                        RECEIVABLES PURCHASE AGREEMENT
                         Dated as of November 15, 2001


          THIS IS A THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among:

         (1) MILACRON INC. (f/k/a Cincinnati Milacron Inc.), a Delaware corporation (together with its successors and permitted assigns, "Parent"),

         (2) MILACRON COMMERCIAL CORP. (f/k/a Cincinnati Milacron Commercial Corp.), a Delaware corporation (together with its successors and permitted assigns, "Seller"),

         (3) VALENITE INC. ("Valenite"), a Delaware corporation, in its capacity as sub-servicer pursuant to Section 8.01(c)(ii),

         (4) D-M-E Company ("D-M-E"), a Delaware corporation, in its capacity as sub-servicer pursuant to Section 8.01(c)(iii),

         (5) Uniloy Milacron Inc. ("Uniloy"), a Delaware corporation, in its capacity as sub-servicer pursuant to Section 8.01(c)(iv),

         (6) Talbot Holdings, Ltd. ("Talbot"; together with Valenite, D-M-E, Uniloy and Talbot and their respective successors and assigns in their capacity as sub-subservicers, each a "Subservicer"), a Delaware corporation, in its capacity as sub-servicer pursuant to Section 8.01(c)(v),

         (7) MILACRON MARKETING COMPANY (f/k/a Cincinnati Milacron Marketing Company), an Ohio corporation (together with its successors and permitted assigns, "Marketing Co."), as initial servicer hereunder (in such capacity, together with any successor servicer appointed pursuant to Section 8.01, "Servicer"; Marketing Co., in its capacity as Servicer, together with Valenite, D-M-E, Uniloy, Talbot, Parent and Seller, each a "Seller Party" and collectively the "Seller Parties"),

         (8) MARKET STREET FUNDING CORPORATION, a Delaware corporation ("Purchaser"), and

         (9) PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank"), as administrator for Purchaser (in such capacity, together with any successors thereto in such capacity, the "Administrator").

Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


                                  BACKGROUND

          1. Each of Seller, Marketing Co., Valenite, D-M-E, Uniloy and Talbot is a wholly-owned direct or indirect subsidiary of Parent.

          2. Parent and its subsidiaries and affiliates are engaged in the business of manufacturing and selling various types of machine tools, electronic control systems and other industrial equipment and products. Marketing Co. is engaged in the business of marketing certain products purchased by Marketing Co. from Parent and certain other subsidiaries of Parent.

          3. As of January 26, 1996, the parties hereto (other than D-M-E, Uniloy and Talbot), entered into the Second Amended and Restated Receivables Purchase Agreement, as amended by the First Amendment dated as of July 26, 1996, the Second Amendment dated as of January 28, 1998, the Third Amendment dated as of September 26, 1998, the Fourth Amendment dated as of January 26, 1999, the Fifth Amendment dated as of June 25, 1999, the Sixth Amendment dated as of June 9, 2000, the Seventh Amendment dated as of August 3, 2000, the Eighth Amendment dated as of August 2, 2001, and the Ninth Amendment dated as of September 27, 2001 (such Agreement as so amended is referred to herein as the "Original Purchase Agreement").

          4. The parties hereto desire to amend and restate the Original Purchase Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, effective at and as of the Amendment Effective Time, the Original Purchase Agreement is hereby amended and, as so amended, is hereby restated in its entirety to read as follows:


                                  ARTICLE I

                          PURCHASES AND REINVESTMENTS

          SECTION 1.01. COMMITMENTS TO PURCHASE; LIMITS ON PURCHASER'S OBLIGATIONS. Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time prior to the Termination Date, Seller may request that Purchaser purchase from Seller ownership interests in Pool Receivables and Related Assets, and Purchaser shall make such purchase (each being a "Purchase"); provided that no Purchase shall be made by Purchaser if, after giving effect thereto, either (a) the then Purchaser's Total Investment would exceed $75,000,000 (the "Purchase Limit"), or (b) the Asset Interest, expressed as a percentage of Net Pool Balance, would exceed 100% (the "Allocation Limit"); and provided, further that each Purchase made pursuant to this Section 1.01 shall have a purchase price equal to at least $500,000 and shall be an integral multiple of $100,000.

          SECTION 1.02. PURCHASE PROCEDURES; ASSIGNMENT OF PURCHASER'S
INTERESTS.

          (a) NOTICE OF PURCHASE. Each Purchase from Seller by Purchaser shall be made on a Weekly Settlement Date upon notice from Seller to the Administrator received by the Administrator not later than 11:00 a.m. (New York City time) two Business Days prior to the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of
Exhibit 1.02(a) and shall specify the desired amount and date of such Purchase.

          (b) FUNDING OF PURCHASE. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrator at the Administrator's Office the amount of its Purchase in same day funds, and after receipt by the Administrator of such funds, the Administrator will make such funds immediately available to Seller at such office.

          (c) ASSIGNMENT OF ASSET INTERESTS. Seller hereby sells, assigns and transfers to Purchaser, effective on and as of the date of each Purchase by the Purchaser hereunder, the Asset Interest in the Pool Receivables and Related Assets.

          SECTION 1.03. Reinvestments of Certain Collections; Payment of REMAINING COLLECTIONS. (a) On the close of business on each day during the period from the Amendment Effective Time to the Termination Date, Servicer will, out of all Collections received on such day from Pool Receivables:

               (i) determine the portion of such Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the lesser of (x) the Asset Interest and (y) 100%;

               (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i), set aside and hold in trust for Purchaser an amount equal to the sum of the estimated amount of Earned Discount accrued in respect of each Asset Tranche (based on rate information provided by the Administrator pursuant to Section 2.05), all other amounts due to Purchaser or the Administrator hereunder and the Servicer's Fee (in each case, accrued through such day) and not so previously set aside; provided that, unless the Administrator shall have requested it in writing to do so, Servicer shall not be required to hold Collections that have been set aside in a separate deposit account containing only such Collections;

               (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) and not required to be set aside pursuant to clause (ii) to the purchase from Seller of ownership interests in Pool Receivables and Related Assets with respect to such Pool Receivables (each such purchase being a "Reinvestment"); provided that:

                    (A) if (I) the then Asset Interest would exceed the
               Allocation Limit or (II) the then Purchaser's Total Investment would exceed the Purchase Limit, then Servicer shall not reinvest, but shall set aside and hold for the benefit of Purchaser, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the amount necessary to reduce the Purchaser's Total Investment to the Purchase Limit and the Asset Interest to the Allocation Limit; and

                    (B) if any of the conditions precedent to Reinvestment in
               clause (a), (b) and (d) of Section 5.02 is not satisfied, then Servicer shall not reinvest any of such remaining Collections; and

               (iv) pay to Seller (A) the portion of Collections not allocated to the Asset Interest pursuant to clause (i) and (B) the Collections applied to Reinvestment pursuant to clause (iii).

          (a) UNREINVESTED COLLECTIONS. Servicer shall set aside and hold in trust for the benefit of Purchaser all Collections which, pursuant to clause
(iii) of Section 1.03(a), may not be reinvested in the Pool Receivables and related property and all Collections held for the Purchaser pursuant to
Section 3.02(b); provided that, unless the Administrator shall have requested it in writing to do so, Servicer shall not be required to hold Collections that have been set aside in a separate deposit account containing only such Collections. If the amount required to be set aside as aforesaid is more than $500,000, Servicer shall either (i) deposit the funds so set aside in the Servicer Deposit Account for application in accordance with Section 1.03(c) or the next following sentence, or (ii) apply such funds to optional reduction of the Purchaser's Total Investment in accordance with Section 1.03(c)(i). If, prior to the date when such Collections are required to be paid to the Administrator for the benefit of Purchaser pursuant to Section 1.03(c)(i), the amount of Collections so set aside (whether or not on deposit in the Servicer Deposit Account) exceeds the amount, if any, necessary to reduce the Purchaser's Total Investment to the Purchase Limit and the Asset Interest to the Allocation Limit, and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.02 are satisfied, then the Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment (and may withdraw funds from the Servicer Deposit Account for such purpose).

          (b) PAYMENT OF AMOUNTS DEPOSITED INTO SERVICER DEPOSIT ACCOUNT. Upon receipt of funds deposited into the Servicer Deposit Account pursuant to
Section 1.03(b), the Administrator shall cause such funds to be distributed on each Weekly Settlement Date as follows:

               (i) to the Administrator for the account of Purchaser for any Asset Tranche funded by a Liquidity Purchase or Credit Draw, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche (or on such earlier date or dates (A) as the Administrator shall require on at least two Business Days' prior written notice to Servicer or (B) as Seller shall elect upon at least two Business Days' prior written notice to Servicer and the Administrator); provided, however, that (1) during the Liquidation Period, no such payment shall be made with respect to an Asset Tranche funded by Commercial Paper Notes until the Purchaser's Tranche Investments of all Asset Tranches, if any, funded by Liquidity Loans shall have been reduced to zero, (2) no such payment shall be made with respect to an Asset Tranche funded by a Credit Draw unless the Purchaser's Tranche Investments of all Asset Tranches, if any, funded by Commercial Paper Notes or Liquidity Purchases shall have been reduced to zero, and (3) each payment pursuant to this clause (i) (other than with respect to any payment reducing the Purchaser's Tranche Investment in an Asset Tranche to
          zero) shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000;

               (ii) if such distribution occurs on the Termination Date, to the Purchaser, in payment of the Purchaser's Total Investment in full;

               (iii) if such distribution occurs on a day when the Seller has elected to reduce the Purchaser's Total Investment pursuant to
          Section 3.02(b), to the Purchaser, in payment of the Purchaser's Total Investment to the extent of such voluntary reduction, together with any Earned Discount to accrue thereon and any costs related thereto; and

               (iv) if such funds were deposited to the Servicer Deposit Account pursuant to the proviso to Section 1.03(a)(iii), to the Purchaser, in payment of the Purchaser's Total Investment, to the extent necessary to reduce the Purchaser's Total Investment to the Purchase Limit and the Asset Interest to the Allocation Limit.

          (c) Reinvestment of Funds in Servicer Deposit Account. If, after giving effect to the payment required by Section 1.03(c)(iv), the Purchaser's Total Investment is not greater than the Purchase Limit and the Asset Interest is not greater than the Allocation Limit, and provided the other conditions to Reinvestment set forth in Section 5.02 are met, then the remaining funds, if any, on deposit in the Servicer Deposit Account shall be released to Seller for reinvestment in Pool Receivables and Related Assets in accordance with Section 1.03(a).

          (d) Payment of Amounts Set Aside.

               (i) Servicer shall pay all amounts set aside pursuant to
          Section 1.03(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Purchase or Credit Draw to the Administrator on the last day of the then current Yield Period for such Asset Tranche.

               (ii) Servicer shall pay all amounts of Collections set aside pursuant to Section 1.03(a)(ii) and not applied pursuant to clause
          (i) next above to the Administrator on the Monthly Settlement Date for each Settlement Period, as provided in Section 3.01, or on such earlier date or dates as the Administrator shall require on at least three Business Days' written notice to Servicer.

          (e) FUNDS IN SELLER DEPOSIT ACCOUNT. Upon the written request of the Administrator given at any time when (A) based on the most recent Information Package, Weekly Information Package or Daily Information Package, the Asset Interest would exceed the Allocation Limit, or (B) a Liquidation Event or Unmatured Liquidation Event (other than an Excepted Liquidation Event) shall have occurred and be continuing, Seller shall set aside all funds that under the Sale Agreement would be applied to repay principal of the Initial Purchaser Notes (as defined in the Sale Agreement) owing to any Originator and/or to make loans to any Originator evidenced by an Originator Note (as defined in the Sale Agreement). Seller shall cause the funds so set aside to be deposited in the Seller Deposit Account, and may make withdrawals of such funds from the Seller Deposit Account only for the purposes of (i) at any time, purchasing Receivables from the Originators in accordance with the Sale Agreement; (ii) on the Monthly Settlement Date for any Settlement Period, making payments to Servicer to the extent not paid out of funds set aside pursuant to Section 1.03 for such purpose, and (iii) on the Monthly Settlement Date for any Settlement Period, if, on the basis of the most recent Information Package, Weekly Information Package or Daily Information Package, and after giving effect to any payment made to Servicer on such date as described in clause (ii) above, the Purchaser's Total Investment does not exceed the Purchase Limit and the Asset Interest does not exceed the Allocation Limit, and provided that no Liquidation Event or Unmatured Liquidation Event (other than an Excepted Liquidation Event) shall have occurred and be continuing, (x) repaying principal of the Initial Purchaser Notes and/or (y) making loans to the Originators evidenced by the Originator Notes, in each case in accordance with this Agreement and the Sale Agreement.

          SECTION 1.04. ASSET INTEREST. (a) Components of Asset Interest. On any date the Asset Interest will represent Purchaser's undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.

          (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to a percentage, expressed as the following fraction:

                              PTI + LCR + LR + DR
                              -------------------
                                      NPB

where:

         PTI  = the then Purchaser's Total Investment;

         LCR  = the then Liquidation Cost Reserve;

         LR   = the then Loss Reserve;

         DR   = the then Dilution Reserve; and

         NPB  = the then Net Pool Balance;

provided, however, that the Asset Interest, as computed as of the day immediately preceding the Termination Date, will remain constant at all times on and after the Termination Date until the Final Payout Date, unless at any time the Administrator requests a recalculation of the Asset Interest, in which case the Asset Interest shall remain constant following such recalculation until the Final Payout Date, or, if earlier, until the date of the next such recalculation.

          (c) FREQUENCY OF COMPUTATION. On any Business Day following the delivery of a Weekly Information Package, as of the Saturday preceding delivery of such Weekly Information Package, the Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence,
(A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the next preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, and (D) the excess (if any) of the Purchaser's Total Investment over the Purchase Limit. Such calculation shall be based upon the assumptions that (x) the information in the Weekly Information Package is correct, and (y) Collections set aside pursuant to Section 1.03(b) will be paid to the Administrator on the next following Weekly Settlement Date. In addition, without limiting Servicer's obligations under Section 8.02(h)(i), at any time during the Liquidation Period or when a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Servicer shall provide a Daily Information Package, based on the information then available to Servicer, for purposes of computing the Asset Interest as of each day.


                                  ARTICLE II

                              COMPUTATIONAL RULES

          SECTION 2.01. SELECTION OF ASSET TRANCHES. The Administrator shall, from time to time for purposes of computing Earned Discount, divide the Asset Interest into Asset Tranches, and the applicable Earned Discount Rate may be different for each Asset Tranche. Purchaser's Total Investment shall be allocated to each Asset Tranche by the Administrator to reflect the funding sources for the Asset Interest, so that:

          (a) there will be one or more Asset Tranches, selected by the Administrator, reflecting the portion of the Asset Interest funded by outstanding Liquidity Purchases;

          (b) there will be one or more Asset Tranches, selected by the Administrator, reflecting the portion of the Asset Interest funded by Credit Draws; and

          (c) there will be an Asset Tranche equal to the excess of Purchaser's Total Investment over the aggregate amounts allocated at such time pursuant to clauses (a) and (b) above, which Asset Tranche shall reflect the portion of the Asset Interest funded by Commercial Paper Notes.

          SECTION 2.02. COMPUTATION OF PURCHASER'S TOTAL INVESTMENT AND PURCHASER'S TRANCHE INVESTMENT. In making any determination of Purchaser's Total Investment and any Purchaser's Tranche Investment, the following rules shall apply:

          (a) Purchaser's Total Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrator pursuant hereto;

          (b) Purchaser's Total Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

          (c) if there is any reduction in Purchaser's Total Investment, there shall be a corresponding reduction in a Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Administrator in its discretion.

          SECTION 2.03. COMPUTATION OF CONCENTRATION LIMITS AND UNPAID BALANCE. The Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

          SECTION 2.04. COMPUTATION OF EARNED DISCOUNT. In making any determination of Earned Discount, the following rules shall apply:

          (a) the Administrator shall determine the Earned Discount accruing with respect to each Asset Tranche, and each Yield Period therefor (or, in the case of the Asset Tranche funded by Commercial Paper Notes, each Settlement Period), in accordance with the definition of Earned Discount;

          (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

          (c) Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          SECTION 2.05. ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC. For purposes of determining the amounts required to be set aside by Servicer pursuant to Section 1.03, the Administrator shall notify Servicer from time to time of the Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) the Earned Discount Rate for any Asset Tranche may change from one applicable Yield Period or Settlement Period to the next, and the Alternate Base Rate or CP Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period or Settlement Period, (ii) certain rate information provided by the Administrator to Servicer shall be based upon the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to an Asset Tranche during any Yield Period (or, in the case of the Asset Tranche funded by Commercial Paper Notes, any Settlement Period) may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other payables accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator with respect to such accrued amount, as and to the extent provided in Section 3.01.

                                 ARTICLE III

                                  SETTLEMENTS

          SECTION 3.01. SETTLEMENT PROCEDURES.

          The parties hereto will take the following actions with respect to each Settlement Period:

          (a) INFORMATION PACKAGE. On the Reporting Date for each Settlement Period, Servicer shall deliver to the Administrator a report containing the information described in Exhibit 3.01(a) (each, an "Information Package").

          (b) EARNED DISCOUNT; OTHER AMOUNTS DUE. On the first Business Day following the Reporting Date for each Settlement Period, the Administrator shall notify Servicer of (i) the amount of Earned Discount accrued in respect of the Asset Tranche funded by Commercial Paper Notes during such Settlement Period, and (ii) all fees and other amounts accrued and payable by Seller under this Agreement (other than amounts described in clause (c) below). Servicer shall pay to the Administrator the amount of such Earned Discount, fees and other amounts (to the extent of Collections attributable to the Asset Interest during such Settlement Period and not previously paid to the Administrator or reinvested pursuant to Section 1.03) on the Monthly Settlement Date for such Settlement Period. Such payment shall be made (A) out of amounts set aside pursuant to Section 1.03 for such payment, (B) in the case of amounts other than Earned Discount, to the extent that amounts were not set aside pursuant to Section 1.03 for such payment, out of funds paid by Seller to Servicer (which amounts Seller hereby agrees to pay to Servicer), and (C) in the case of Earned Discount, to the extent that funds were not set aside pursuant to Section 1.03 for such payment (because the actual Earned Discount for such Settlement Period was greater than the estimated Earned Discount used in calculating the Asset Interest during such Settlement Period), out of funds paid by Seller to Servicer (which amounts Seller hereby agrees to pay to Servicer), up to the aggregate amount of Collections applied to Reinvestment under Section 1.03(a) or (b) during such Settlement Period.

          (c) ORDER OF APPLICATION. Upon receipt by the Administrator of funds distributed pursuant to this Section 3.01 on the Monthly Settlement Date with respect to any Settlement Period, the Administrator shall apply thereto the items specified in the sub-clauses below, in the order of priority of such sub-clauses;

               (i) to Earned Discount accrued in respect of the Asset
          Interest;

               (ii) to accrued and unpaid Servicer's Fee (if Servicer is not Seller or its Affiliate);

               (iii) to other accrued and unpaid amounts owing to Purchaser and the Administrator hereunder; and

               (iv) to accrued and unpaid Servicer's Fee (if Servicer is Seller or its Affiliate).

          (d) NON-DISTRIBUTION OF SERVICER'S FEE. Prior to the occurrence of a Liquidation Event or Unmatured Liquidation Event (but excluding any Excepted Liquidation Event), the amounts (if any) set aside pursuant to Section 1.03 in respect of Servicer's Fee may be retained by Servicer; provided, however, that if the Servicer is not Marketing Co. or an affiliate thereof, the Servicing Fee shall be paid to the Servicer in accordance with Section 3.01(c).

          (e) DELAYED PAYMENT. If on any day described in this Section 3.01, because Collections during the relevant Settlement Period or Yield Period were less than the aggregate amounts payable, Servicer shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

          SECTION 3.02. DEEMED COLLECTIONS; REDUCTION OF PURCHASER'S TOTAL INVESTMENT, ETC.

          (a) Deemed Collections. If on any day

               (i) the Unpaid Balance of any Pool Receivable is

                    (A) reduced as a result of any defective, rejected or
               returned merchandise or services, any cash discount, or any adjustment by any Originator, any Seller Party or any Affiliate of any thereof,

                    (B) reduced or cancelled as a result of a setoff in
               respect of any claim by the Obligor thereof against any Originator, any Seller Party or any Affiliate of any thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                    (C) reduced on account of the obligation of any Originator or any Seller Party to pay to the related Obligor any rebate or refund, or

                    (D) less than the amount included in calculating the Net
               Pool Balance for purposes of any Information Package, Weekly Information Package or Daily Information Package (for any reason other than such Receivable becoming a Defaulted Receivable), or

               (ii) any of the representations or warranties of Seller set forth in Section 6.01(l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of Seller set forth in Section 6.01(l) are no longer true with respect to any Pool Receivable, then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable

                    (I) in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                    (II) in the case of clause (ii) above, in the amount of
               the Unpaid Balance of such Pool Receivable.

Collections deemed received by Seller under this Section 3.02(a) are herein referred to as "Deemed Collections".

          (b) SELLER'S OPTIONAL REDUCTION OF PURCHASER'S TOTAL INVESTMENT. In addition to and not in limitation of the provisions of Section 1.03(c)(i) permitting certain prepayments at the option of Seller, Seller may on any Weekly Settlement Date elect to reduce the Purchaser's Total Investment as follows:

               (i) Seller shall give the Administrator at least two Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

               (ii) on the proposed date of commencement of such reduction (which must be a Weekly Settlement Date) and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to
          Section 1.03 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

               (iii) Servicer shall hold such Collections in trust for Purchaser, pending payment to the Administrator, as provided in
          Section 1.03;

provided that the amount of any such reduction shall be not less than $100,000 or an integral multiple thereof, and the Purchaser's Total Investment after giving effect to such reduction shall be not less than $25,000,000 (unless Purchaser's Total Investment shall thereby be reduced to zero).

          SECTION 3.03. PAYMENTS AND COMPUTATIONS, ETC.

          (a) PAYMENTS. All amounts to be paid or deposited by Seller or Servicer to the Administrator or any other Person hereunder (other than amounts payable under Section 4.02) shall be paid or deposited in accordance with the terms hereof no later than 10:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Administrator at PNC Bank, National Association, Pittsburgh, Pennsylvania (account no. 1002422076), or to such other account at the bank named therein as the Administrator may designate by written notice to the Person making such payment.

          (b) LATE PAYMENTS. Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to Purchaser interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

          (c) METHOD OF COMPUTATION. All computations of interest, Earned Discount, Liquidation Discount, any fees payable under Section 4.01 and any other fees payable by Seller to Purchaser or the Administrator in connection with Purchases hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

          SECTION 3.04. TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS. Seller shall forthwith deliver to Servicer all Deemed Collections, and Servicer shall hold or distribute such Deemed Collections as Earned Discount, accrued Servicer's Fee, repayment of Purchaser's Total Investment, and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Administrator or its designee, or lock boxes or accounts directly or indirectly owned or controlled by the Administrator, Servicer shall forthwith cause such Deemed Collections to be paid to the Administrator or its designee or to such lock boxes or accounts, as applicable, or as the Administrator shall request. So long as Seller shall hold any Collections (including Deemed Collections) required to be paid to Servicer or the Administrator, it shall hold such Collections in trust and shall clearly mark its records to reflect such trust; provided that unless the Administrator shall have requested it in writing to do so, Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

                                  ARTICLE IV

                           FEES AND YIELD PROTECTION

          SECTION 4.01. PROGRAM FEE. From the Amendment Effective Time until the date, following the Termination Date, on which Purchaser's Total Investment shall be reduced to zero, Seller shall pay to Purchaser a program fee ("Program Fee") from time to time in amounts and payable on such dates as are set forth in a separate letter dated as of the date hereof between Seller and the Administrator.

          SECTION 4.02. YIELD PROTECTION.

     (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof:

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Total Investments or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on or determined by reference to the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

               (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

               (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

               (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

          (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any Credit Draw, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrator for continuing its or Seller's relationship with Purchaser,

          (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under the Liquidity Agreement or the Credit Agreement with respect thereto, or

          (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand and a calculation of the amounts claimed by the Affected Party), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

          (b) Each Affected Party will promptly notify Seller and the Administrator of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this
Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

          (c) In determining any amount provided for or referred to in this
Section 4.02, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

          SECTION 4.03. FUNDING LOSSES. In the event that any Liquidity Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Bank to make any Liquidity Purchase or maintain any Liquidity Purchase) as a result of (i) any settlement with respect to Purchaser's Tranche Investment of any Asset Tranche funded by a Liquidity Purchase being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto, or (ii) any Purchase not being made in accordance with a request therefor under Section 1.02, then, upon written notice from the Administrator to Seller and Servicer, Seller shall pay to Servicer, and Servicer shall pay to the Administrator for the account of such Liquidity Bank, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Seller and Servicer.

                                  ARTICLE V

                            CONDITIONS OF PURCHASES

          SECTION 5.01. CONDITIONS PRECEDENT TO AMENDMENT EFFECTIVE TIME. At the time when the Administrator shall have received counterparts of this Agreement duly executed by Parent, Seller, each Subservicer, Servicer, Purchaser and the Administrator, and, in addition, each of the following conditions in this Section 5.01 shall have been satisfied, then the Amendment Effective Time shall be deemed to have occurred, the terms and conditions of the Original Purchase Agreement shall be amended, superseded and restated in their entirety by the terms and conditions of this Agreement and this Agreement shall take effect. This Agreement shall not constitute a novation and the execution and delivery by the parties hereto of this Agreement is in substitution for, but not in satisfaction of, obligations of the parties hereto incurred under or evidenced by the Original Purchase Agreement.

          The Administrator shall give notice to the parties hereto that the Amendment Effective Time has occurred. The occurrence of the Amendment Effective Time is subject to the conditions precedent that the Administrator shall have received each of the following, on or before the date hereof, each (unless otherwise indicated) dated such date or another recent date acceptable to the Administrator and in form and substance satisfactory to the Administrator and its counsel:

          (a) A copy of the Fifth Amendment to the Sale Agreement;

          (b) A certificate of the Secretary or Assistant Secretary of each Seller Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and Purchaser may conclusively rely until such time as the Administrator shall receive from such Seller Party a revised certificate meeting the requirements of this subsection (b));

          (c) Duly executed copies of Lock-Box Agreements with each of the Lock-Box Banks to the extent not previously delivered;

          (d) A duly executed copy of the Account Pledge Agreement, substantially in the form of Exhibit 5.01(d) (or in such other form as the Administrator may reasonably request), to the extent not previously delivered; and

          (e) Such other agreements, instruments, certificates, opinions and other documents as the Administrator may reasonably request.

          SECTION 5.02. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each Purchase (including the first Purchase after the Amendment Effective Time) and each Reinvestment hereunder shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by Seller, shall be deemed to have certified that):

          (a) the representations and warranties contained in Section 6.01 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

          (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

          (c) after giving effect to each proposed Purchase or Reinvestment, Purchaser's Total Investment will not exceed the Purchase Limit and the Asset Interest will not exceed the Allocation Limit,

          (d) the Termination Date shall not have occurred, and

          (e) in the case of a Purchase, the Administrator shall have timely received an appropriate notice of the proposed Purchase in accordance with
Section 1.02(a);

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment or any Purchase on any day which does not cause the Purchaser's Total Investment, after giving effect to such Reinvestment or Purchase, to exceed the Purchaser's Total Investment as of the opening of business on such day.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

          SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES. SELLER PARTIES JOINTLY AND SEVERALLY REPRESENT AND WARRANT AS FOLLOWS:

          (a) ORGANIZATION AND GOOD STANDING; OWNERSHIP. Each Seller Party has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware (in the case of each of Parent, Seller, Valenite, D-M-E, Uniloy and Talbot) or Ohio (in the case of Marketing Co.)(or, in the case of Parent, such other jurisdiction as may be permitted under the last sentence of Section 7.03(g)), with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. Seller had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables. Parent owns directly or indirectly all the issued and outstanding capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of each Originator, and Marketing Co. owns directly all the issued and outstanding capital stock of Seller, in each case, free and clear of all Liens other than Permitted Pledges.

          (b) DUE QUALIFICATION. Each Seller Party is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

          (c) POWER AND AUTHORITY; DUE AUTHORIZATION. Each Seller Party (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party,
(C) in the case of Servicer and each Subservicer, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement, and

(D) in the case of Seller, sell and assign the Asset Interest on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of Seller, the sales and assignments described in clause (i)(D) above.

          (d) VALID SALE; BINDING OBLIGATIONS. (i) This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest to Purchaser, enforceable against creditors of, and purchasers from, Seller, and (ii) this Agreement constitutes, and each other Transaction Document to be signed by any Seller Party when duly executed and delivered will constitute, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, except in the case of clauses (i) and (ii) above, as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles or certificate of incorporation or by-laws of any Seller Party, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which any Seller Party is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of Seller Party's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to any Seller Party of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Seller Party or any of its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to any Seller Party's knowledge threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of the Receivables under the Sale Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, (iii) seeking any determination or ruling that might have a Material Adverse Effect or (iv) seeking to adversely affect the federal income tax attributes of the Purchases or Reinvestments hereunder.

          (g) BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (h) GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Seller Party of this Agreement and each other Transaction Document to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in
Section 8.05, all of which, at the time required in Article V or Section 8.05, as applicable, shall have been duly made and shall be in full force and effect.

          (i) FINANCIAL CONDITION. (x) The consolidated balance sheets of Parent and its consolidated subsidiaries as at December 31, 2000, and the related statements of income and shareholders' equity of Parent and its consolidated subsidiaries for the fiscal year then ended, certified by Ernst & Young, independent certified public accountants, copies of which have been furnished to the Administrator, fairly present the consolidated financial condition, business, business prospects and operations of Parent and its consolidated subsidiaries as at such date and the consolidated results of the operations of Parent and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and (y) since December 31, 2000, there has been no material adverse change in any such condition, business, business prospects or operations except as described in
Schedule 6.01(i).

          (j) LITIGATION. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and to the knowledge of any Seller Party, no threat by any person has been made to attempt to obtain any such decision that would prevent, any Seller Party from conducting a material part of its business operations, except as described in Schedule 6.01(j).

          (k) MARGIN REGULATIONS. The use of all funds obtained by any Seller Party under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

          (l) QUALITY OF TITLE. (i) Each Pool Receivable, together with the related Contract and all purchase orders and other agreements related to such Pool Receivable, is owned by Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Administrator); (ii) when Purchaser makes a Purchase or Reinvestment, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable, each related Contract, the Related Security and Collections with respect thereto, free and clear of any Lien (other than any Lien arising as the result of any action taken by an Affected Party); and
(iii) no financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the related Contracts, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed (1) in favor of an Originator or Seller in accordance with the Contracts, (2) in favor of Seller in connection with the Sale Agreement, (3) in favor of Purchaser or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Administrator, or (4) in favor of the Liquidity Agent.

          (m) ACCURATE REPORTS. No Information Package, Weekly Information Package, Daily Information Package (if prepared by any Seller Party or its Affiliate, or to the extent information therein was supplied by any Seller Party or its Affiliate) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of any Seller Party or its Affiliates to the Administrator or Purchaser in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator and Purchaser at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (n) OFFICES. The principal places of business and chief executive offices of each Subservicer, Servicer and Seller are located at the respective addresses set forth under its name on the signature pages hereof, and the offices where each Subservicer, Servicer and Seller keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(n) (or at such other locations, notified to the Administrator in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.05 has been taken and completed).

          (o) LOCK-BOX ACCOUNTS. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of each Originator or Seller at such Lock-Box Banks, are specified in Schedule 6.01(o) (or have been notified to and approved by the Administrator in accordance with Section 7.03(d)).

          (p) ELIGIBLE RECEIVABLES. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall be an Eligible Receivable on such date.

          (q) SERVICING PROGRAMS. No license or approval is required for the Administrator's use of any program used by Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

          (r) NO DISCLOSURE REQUIRED. Under applicable laws and regulations in effect on the date hereof, as of the date hereof no Seller Party is required to file a copy of this Agreement with the Securities and Exchange Commission or any other governmental authority.

          (s) NATURE OF RECEIVABLES. Each Receivable constitutes an "account" as such term is defined in the UCC.


                                 ARTICLE VII

                      GENERAL COVENANTS OF SELLER PARTIES

          SECTION 7.01. AFFIRMATIVE COVENANTS OF SELLER PARTIES. From the date hereof until the Final Payout Date, each Seller Party will, and (except in the case of Section 7.01(l)) Parent will cause each other Seller Party to, unless the Administrator shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Pool Receivables and related Contracts except where the failure to so comply would not individually or in the aggregate have a reasonable possibility of having a Material Adverse Effect.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification might reasonably be expected to have a Material Adverse Effect.

          (c) AUDITS. (i) At any time and from time to time upon reasonable notice during regular business hours, permit the Administrator or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, (B) to review the corporate separateness, bankruptcy remoteness and the compliance of each Seller Party with any applicable laws, rules, regulations or orders, and (C) to visit the offices and properties of any Seller Party for the purpose of examining such materials described in clause (i)(A) and(i)(B) next above, and to discuss matters relating to Pool Receivables or any Seller Party's performance hereunder with any of the officers of any Seller Party having knowledge of such matters, with employees of any Seller Party designated by any such officer or, with the consent of any such officer (which consent need not be in writing and will not be unreasonably withheld) with any other employees of any Seller Party having knowledge of such matters; provided that no Seller Party or Originator shall be obligated to pay the expenses of any such examination or review occurring more frequently than semi-annually or, with respect to the review discussed in clause (i)(B) above, more frequently than annually, unless a Liquidation Event or Unmatured Liquidation Event exists; (ii) permit the Administrator or any of its agents or representatives, upon the reasonable prior request of the Administrator to meet with the independent auditors of the Seller Parties, to review such auditors' work papers (including, without limitation, work papers relating to any audit report or audit opinion described in Section 7.02(h)) and otherwise to review with such auditors the books and records of the Seller Parties with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) next above, from time to time
(A) upon reasonable notice during regular business hours, not more than four times in any calendar year and at the expense of the Administrator, or (B) on request of the Administrator at any time when a Liquidation Event or Unmatured Liquidation Event (other than an Excepted Liquidation Event) shall have occurred and be continuing, at the expense of such Seller Party, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of any Seller Party's books and records with respect to the Pool Receivables and Related Assets.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. In the case of Servicer, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

          (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables and all purchase orders and other agreements related to such Pool Receivables.

          (f) LOCATION OF RECORDS. In the case of each Subservicer, Servicer and Seller, keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of each Subservicer, Servicer and Seller referred to in Section 6.01(n) or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

          (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (h) COLLECTIONS. In the case of Servicer, instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank, and in the case of each other Seller Party, not give any contrary or conflicting instructions, and, upon the request of Servicer or the Administrator, confirm such instructions by Servicer or take such other action as may be reasonably required to give effect to such instructions.

          (i) SALE AGREEMENT. In the case of Seller, Servicer and each Subservicer, perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement, and in the case of Parent, cause Seller, Servicer and each Originator to perform and comply in all material respects with such covenants and agreements.

          (j) NET WORTH. In the case of Seller, maintain a net worth of at least $6,000,000.

          SECTION 7.02. REPORTING REQUIREMENTS OF SELLER PARTIES. From the date hereof until the Final Payout Date unless the Administrator and shall otherwise consent in writing, Seller Parties will, and Parent will cause each other Seller Party to, furnish to the Administrator:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of such Seller Party:

               (i) in the case of Parent, a copy of Parent's Annual Report, on Form 10-K, as filed with the Securities and Exchange Commission (or if Parent is no longer required to file such Form 10-K, Parent shall furnish such financial reports containing information typically found on Form 10-K) and as reported on by nationally recognized independent certified public accountants, together with a certificate from the Chief Executive Officer, President, Chief Financial or Accounting Officer, Treasurer or any other officer of Parent acceptable to the Administrator;

               (ii) in the case of each of Servicer and Seller, copies of the unaudited annual financial statements of Servicer and its Subsidiaries (prepared on a consolidated basis and on a consolidating basis), and of Seller, in each case prepared in conformity with GAAP, duly certified by the chief financial officer of such Seller Party;

          (b) QUARTERLY FINANCIAL STATEMENTS. In the case of Seller, as soon as available and in any event within 60 days after the end of each quarter of each fiscal year of Seller, copies of the quarterly financial statements of Seller, prepared in conformity with GAAP, duly certified by the chief financial officer of Seller;

          (c) REPORTS TO HOLDERS AND EXCHANGES. In addition to the reports required by subsections (a), (b) and (c) next above, in the case of Parent, promptly upon the Administrator's request, copies of any reports specified in such request which Parent sends to any of its securityholders, and any reports or registration statements that Parent files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

          (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
Article IV of ERISA which any Seller Party files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller Party receives from the Pension Benefit Guaranty Corporation;

          (e) LIQUIDATION EVENTS, ETC. As soon as possible and in any event within five days after obtaining knowledge of the occurrence of each Liquidation Event and each Unmatured Liquidation Event (other than an Excepted Liquidation Event) or any "Purchase Termination Event" or "Unmatured Purchase Termination Event" under the Sale Agreement, a written statement of the chief financial officer or chief accounting officer of Parent setting forth details of such event and the action that Parent proposes to take or cause any other Seller Party or Originator to take with respect thereto;

          (f) LITIGATION. As soon as possible and in any event within three Business Days of any Seller Party's knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect;

          (g) [RESERVED];

          (h) CHANGE IN CREDIT AND COLLECTION POLICY. Prior to its effective date, notice of (i) any material change in the character of any Seller Party's business, and (ii) any change in the Credit and Collection Policy;

          (i) FUNDAMENTAL CHANGES. At least ten Business Days prior to any transaction described in clause (iii) or the last sentence of Section 7.03(g), written notice thereof; and

          (j) OTHER. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of any Seller Party as the Administrator may from time to time reasonably request in order to protect the interests of the Administrator or Purchaser under or as contemplated by this Agreement.

          SECTION 7.03. NEGATIVE COVENANTS OF SELLER PARTIES. From the date hereof until the Final Payout Date, no Seller Party will, and Parent will not permit any other Seller Party to, without the prior written consent of the
Administrator:

          (a) SALES, LIENS, ETC. (i) Except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing, and (ii) in the case of Servicer and each Subservicer, not assert any interest in the Receivables, except (in the case of Servicer) as Servicer, or (in the case of any Subservicer) as sub-servicer pursuant to Section 8.01(c).

          (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 8.02(c), extend, amend or otherwise modify the terms of any Select Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto.

          (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make or permit to be made any change in the character of its business or in any Credit and Collection Policy, which change would, in either case, impair the collectibility of any Pool Receivable or otherwise adversely affect the interests or remedies of Purchaser under this Agreement or any other Transaction Document.

          (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.01(o) or make any change in its instructions to Obligors regarding payments to be made to any Originator, Seller or Servicer or payments to be made to any Lock-Box Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank), unless (i) the Administrator shall have approved such addition, termination or change and
(ii) the Administrator shall have received duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

          (e) DEPOSITS TO LOCK-BOX ACCOUNTS. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any lock-box account or other account covered by any Lock-Box Agreement, or any other account maintained by Seller or Servicer for the purpose of receiving Collections on Pool Receivables, any cash or cash proceeds other than Collections of Pool Receivables.

         (f) CHANGES TO OTHER DOCUMENTS. Enter into any amendment or modification of or supplement to the Sale Agreement.

          (g) FUNDAMENTAL CHANGES. In the case of any Seller Party (other than the Parent), wind up, liquidate or dissolve its affairs or enter into any transaction or series of related transactions of merger or consolidation or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) its property or assets in one transaction or a series of related transactions in an aggregate amount equal to or greater than 10% of the total consolidated assets of Parent (whether now owned or hereafter acquired), or in any amount in the case of Seller, except that (i) any Subsidiary of Parent may merge into Parent; provided that Parent shall at all times be the continuing corporation; (ii) any Subsidiary of Parent, other than Seller, may merge into or consolidate with another wholly-owned Subsidiary of Parent; (iii) Parent may merge or consolidate with any Person other than Seller; provided that (A) Parent shall at all times be the continuing or surviving corporation and (B) no Liquidation Event or Unmatured Liquidation Event (other than an Excepted Liquidation Event) shall have occurred and be continuing or shall occur as a result of such merger or consolidation; (iv) Seller Parties may enter into and perform the transactions contemplated by this Agreement; and (v) Parent may sell promissory notes evidencing the obligations of purchasers of inventory consisting of equipment of Parent originally representing the portion of the purchase price of such inventory not paid to Parent in cash at the time of purchase, provided that at no time shall the purchasers of such promissory notes have recourse to Parent in respect of amounts outstanding thereon in an amount in excess of $15,000,000 in the aggregate. Nothing set forth in this Section 7.03(g) shall prohibit Parent from reincorporating itself under the laws of another state (by way of merger, dissolution or otherwise), provided that (i) no Liquidation Event or Unmatured Liquidation Event (other than an Excepted Liquidation Event) shall have occurred and be continuing or shall occur as a result of such reincorporation, and (ii) such reincorporation would not reasonably be expected to have a Material Adverse Effect.

          (h) RESTRICTED PAYMENTS BY SELLER. (i) In the case of Seller, purchase or redeem any shares of the capital stock of Seller, (A) declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, or (B) pay any principal amount of any Initial Purchaser Note (as defined in the Sale Agreement), except that Seller may (I) pay all or a portion of such principal amount on the Monthly Settlement Date for any Settlement Period, after making any payment required to be made by Seller to Servicer on such Monthly Settlement Date as described in Section 1.03(e)(ii) and (II) after the payment of the outstanding principal amount and interest on the Initial Purchaser Note, may declare and pay dividends on its capital stock (including without limitation dividends to Parent), in each case if after giving effect to such payment no Unmatured Liquidation Event or Liquidation Event shall have occurred, or (ii) in the case of each other Seller Party, permit Seller to do any of the foregoing.

          (i) SELLER INDEBTEDNESS. In the case of Seller, incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (A) indebtedness of Seller to the Originators incurred in accordance with the Sale Agreement, (B) current accounts payable arising under the Transaction Documents and not overdue and (C) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $1000.

          (j) NEGATIVE PLEDGES. Enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

          SECTION 7.04. SEPARATE CORPORATE EXISTENCE OF SELLER. Each Seller Party hereby acknowledges that Purchaser and the Administrator are entering into the transactions contemplated hereby in reliance upon Seller's identity as a legal entity separate from Servicer, each Subservicer, Parent and their other Affiliates. Therefore, each Seller Party will, and, in the case of each of Parent, Servicer and each Subservicer, will cause its Subsidiaries to, take such actions as shall be required in order that:

               (i) Seller's operating expenses will not be paid by any other Seller Party or other Affiliate of Seller;

               (ii) Seller will have its own separate mailing address and stationery;

               (iii) The books and records of Seller will be maintained separately from those of Servicer, each Subservicer and any other Affiliate of Seller;

               (iv) Any financial statements of any Seller Party or Affiliate thereof which are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller, and (B) Seller is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of Seller's assets prior to any value in Seller becoming available to Seller's equity holders;

               (v) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Servicer, each Subservicer and the other Affiliates;

               (vi) Each Affiliate of Seller will strictly observe corporate formalities in its dealings with Seller, and funds or other assets of Seller will not be commingled with those of any of its Affiliates;

               (vii) No Affiliate of Seller will maintain joint bank accounts with Seller or other depository accounts with Seller to which any such Affiliate (other than in its capacity as the Servicer hereunder or under the Sale Agreement) has independent access;

               (viii) No Affiliate of Seller shall, directly or indirectly, name Seller or enter into any agreement to name Seller as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of Seller;

               (ix) No Affiliate of Seller will at any time pool any of its funds with any funds of Seller;

               (x) Each Affiliate of Seller will maintain arm's-length relationships with Seller, and each Affiliate of Seller that renders or otherwise furnishes services or merchandise to Seller will be compensated by Seller at market rates for such services or merchandise; and

               (xi) No Affiliate of Seller will be, nor will it hold itself out to be, responsible for the debts of Seller or the decisions or actions in respect of the daily business and affairs of Seller.


                                 ARTICLE VIII
                         ADMINISTRATION AND COLLECTION

          SECTION 8.01. DESIGNATION OF SERVICER.

          (a) MARKETING CO. AS INITIAL SERVICER. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this
Section 8.01. Until the Administrator gives to Marketing Co. a Successor Notice, (as defined in Section 8.01(b)), Marketing Co. is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

          (b) SUCCESSOR NOTICE; SERVICER TRANSFER EVENTS. Upon Marketing Co.'s receipt of a notice from the Administrator of the Administrator's designation of a new Servicer (a "Successor Notice"), Marketing Co. agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrator (or its designee) shall assume each and all of Marketing Co.'s obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Marketing Co. shall use its best efforts to assist the Administrator (or its designee) in assuming such obligations. The Administrator agrees not to give Marketing Co. a Successor Notice until after the occurrence of any Liquidation Event (other than an Excepted Liquidation Event) or any event which, in the reasonable opinion of the Administrator, could reasonably be expected to have a material adverse effect on Marketing Co.'s ability to perform its obligations as Servicer hereunder (any such Liquidation Event or other event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrator's discretion. If Marketing Co. disputes the occurrence of a Servicer Transfer Event, Marketing Co. may take appropriate action to resolve such dispute; provided that Marketing Co. must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Administrator as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute.

          (c) SUBCONTRACTS. (i) Servicer may, with the prior consent of the Administrator, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof.

               (ii) Servicer hereby appoints Valenite as sub-servicer to perform servicing, administering, collecting and related functions with respect to that portion of the Pool Receivables sold or contributed to Seller by Valenite in accordance with the Sale Agreement (the "Valenite Pool Receivables"), and Valenite hereby accepts such appointment. In its capacity as such sub-servicer, Valenite shall have all such rights and obligations with respect to the Valenite Pool Receivables as Servicer shall have with respect to all Pool Receivables, and the provisions of this Agreement and the Sale Agreement relating to the Servicer's rights and obligations with respect to all Pool Receivables as between the Servicer and the other parties hereto shall apply mutatis mutandis to Valenite as such sub-servicer with respect to the Valenite Pool Receivables; provided that any Successor Notice to Marketing Co. shall automatically terminate Valenite's appointment as such sub-servicer unless such Successor Notice explicitly states otherwise.

               (iii) Servicer hereby appoints D-M-E as sub-servicer to perform servicing, administering, collecting and related functions with respect to that portion of the Pool Receivables sold or contributed to Seller by D-M-E in accordance with the Sale Agreement (the "D-M-E Pool Receivables"), and D-M-E hereby accepts such appointment. In its capacity as such sub-servicer, D-M-E shall have all such rights and obligations with respect to the D-M-E Pool Receivables as Servicer shall have with respect to all Pool Receivables, and the provisions of this Agreement and the Sale Agreement relating to the Servicer's rights and obligations with respect to all Pool Receivables as between the Servicer and the other parties hereto shall apply mutatis mutandis to D-M-E as such sub-servicer with respect to the D-M-E Pool Receivables; provided that any Successor Notice to Marketing Co. shall automatically terminate D-M-E's appointment as such sub-servicer unless such Successor Notice explicitly states otherwise.

               (iv) Servicer hereby appoints Uniloy as sub-servicer to perform servicing, administering, collecting and related functions with respect to that portion of the Pool Receivables sold or contributed to Seller by Uniloy in accordance with the Sale Agreement (the "Uniloy Pool Receivables"), and Uniloy hereby accepts such appointment. In its capacity as such sub-servicer, Uniloy shall have all such rights and obligations with respect to the Uniloy Pool Receivables as Servicer shall have with respect to all Pool Receivables, and the provisions of this Agreement and the Sale Agreement relating to the Servicer's rights and obligations with respect to all Pool Receivables as between the Servicer and the other parties hereto shall apply mutatis mutandis to Uniloy as such sub-servicer with respect to the Uniloy Pool Receivables; provided that any Successor Notice to Marketing Co. shall automatically terminate Uniloy's appointment as such sub-servicer unless such Successor Notice explicitly states otherwise.

               (v) Servicer hereby appoints Talbot as sub-servicer to perform servicing, administering, collecting and related functions with respect to that portion of the Pool Receivables sold or contributed to Seller by Talbot in accordance with the Sale Agreement (the "Talbot Pool Receivables"), and Talbot hereby accepts such appointment. In its capacity as such sub-servicer, Talbot shall have all such rights and obligations with respect to the Talbot Pool Receivables as Servicer shall have with respect to all Pool Receivables, and the provisions of this Agreement and the Sale Agreement relating to the Servicer's rights and obligations with respect to all Pool Receivables as between the Servicer and the other parties hereto shall apply mutatis mutandis to Talbot as such sub-servicer with respect to the Talbot Pool Receivables; provided that any Successor Notice to Marketing Co. shall automatically terminate Talbot's appointment as such sub-servicer unless such Successor Notice explicitly states otherwise.

          SECTION 8.02. DUTIES OF SERVICER.

          (a) APPOINTMENT; DUTIES IN GENERAL. Each of Seller, Purchaser and the Administrator hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) ALLOCATION OF COLLECTIONS; SEGREGATION. Servicer shall set aside for the account of Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.03 but shall not be required (unless otherwise requested by the Administrator) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Sections. If instructed by the Administrator, Servicer shall segregate and deposit in the Servicer Deposit Account Purchaser's share (determined in accordance with Section 1.03) of Collections of Pool Receivables, set aside for Purchaser on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

          (c) MODIFICATION OF RECEIVABLES. So long as no Liquidation Event (other than an Excepted Liquidation Event) and no Unmatured Liquidation Event of the type described in clause (e) of Section 10.01 shall have occurred and be continuing, Marketing Co., while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) adjust the original maturity of any Receivable, not more than once, to reflect the actual terms of the Contract under which such Receivable arose, (ii) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as Marketing Co. may determine to be appropriate to maximize Collections thereof, and (iii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.02(a).

          (d) DOCUMENTS AND RECORDS. Each Seller Party shall deliver to Servicer, and Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

          (e) CERTAIN DUTIES TO SELLER. Servicer shall, as soon as practicable following receipt (and, if neither Seller nor any of its Affiliates is Servicer, in no event later than one Business Day following receipt), turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less, in the event that neither Marketing Co. nor any other Seller Party or Affiliate thereof is Servicer, all reasonable and appropriate out-of-pocket costs and expenses of Servicer of servicing, collecting and administering the Pool

Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable which is not a Pool Receivable. Servicer, if other than Marketing Co. or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

          (f) TERMINATION. Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

          (g) POWER OF ATTORNEY. Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser (whether or not from Seller) in connection with any Receivable.

          (h) CERTAIN REPORTS. In addition to the other reports and information required by Sections 1.03, 1.04 and 3.01, Servicer shall prepare and deliver to the Administrator:

               (i) (a) on or before each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package (provided that Servicer may, upon 30 days' prior written notice to Administrator, elect once per calendar year not to deliver a Weekly Information Package for a specified week, in which case the most recent Weekly Information Package delivered by Servicer prior to such specified date shall be remain effective until delivery of the next Weekly Information Package); and (b) during the Liquidation Period or when (x) a Liquidation Event or Unmatured Liquidation Event shall exist or (y) a default under the Revolving Credit Agreement resulting from the breach of Section 5.6, 5.11, 5.15, 6.4 or 6.13 (or any other financial covenant) shall exist, a Daily Information Package on each Business Day;

               (ii) within two Business Days after request by the Administrator, a computer file containing all the information required to be included in an Information Package, Weekly Information Package or Daily Information Package and then available to Servicer, as of the date set forth in such request; and

               (iii) concurrently with the delivery of such Information Package, Weekly Information Package or Daily Information Package (and to the extent not included in the Information Package, Weekly Information Package or Daily Information Package), a list of the Obligors any Receivables of which are included in the Net Pool Balance under clause (a) or (c) of the definition of "Obligor Concentration Limit", setting forth the ratings currently assigned to the long-term debt of such Obligors by Moody's Investors Service and Standard & Poor's Corporation.

          SECTION 8.03. RIGHTS OF THE ADMINISTRATOR.

          (a) NOTICE TO OBLIGORS. At any time when a Liquidation Event (other than an Excepted Liquidation Event) has occurred and is continuing, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by Purchaser.

          (b) NOTICE TO LOCK-BOX BANKS. At any time following the earliest to occur of (i) the occurrence of a Liquidation Event (other than an Excepted Liquidation Event), (ii) the commencement of the Liquidation Period (other than solely as the result of an Excepted Liquidation Event or the scheduled expiration of Purchaser's commitment hereunder), and (iii) the warranty in
Section 6.01(i)(y) shall no longer be true, the Administrator is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. Seller and Servicer hereby transfer to the Administrator, effective when the Administrator shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer. In no event shall the rights of the Administrator as set forth in this Section 8.03 constitute or be deemed to constitute a waiver of any rights that the Seller may have in amounts on deposit in the accounts relating to the lock-boxes maintained with such Lock-Box Banks after giving effect to the rights and interests of the Secured Parties under this Agreement and the other Transaction Documents.

          (c) RIGHTS ON SERVICER TRANSFER EVENT. At any time following the designation of a Servicer other than Marketing Co. pursuant to Section 8.01:

               (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

               (ii) Any Seller Party shall, at the Administrator's request and at such Seller Party's expense, give notice of Purchaser's ownership and security interests in the Pool Receivables to each said Obligor and direct that payments be made directly to the Administrator or its designee.

               (iii) Each Seller Party shall, at the Administrator's request,
          (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Servicer at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.

               (iv) Each Seller Party and Purchaser hereby authorizes the Administrator, and grants to the Administrator an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of Seller Parties and Purchaser which are necessary or desirable, in the determination of the Administrator, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts; provided that the Administrator shall not exercise its rights under such power of attorney unless a Servicer Transfer Event shall have occurred and be continuing.

          SECTION 8.04. RESPONSIBILITIES OF SELLER PARTIES. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING:

          (a) CONTRACTS. Each Seller Party shall, and Parent shall cause each other Seller Party and each Originator to, perform all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related purchase orders and other agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve any Seller Party or any Originator from such obligations.

          (b) LIMITATION OF LIABILITY. The Administrator and Purchaser shall not have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

          SECTION 8.05. FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS.

          (a) FURTHER ASSURANCES. Each Seller Party agrees that from time to time, at its expense, it will, and Parent will cause each other Seller Party and each Originator to, promptly execute and deliver all further instruments and documents, and take all further action that the Administrator or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable Purchaser or the Administrator or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will, and Parent will cause each other Seller Party and each Originator to, upon the request of the Administrator or its designee:

               (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate;

               (ii) mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Administrator, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

               (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend.

          (b) ADDITIONAL FINANCING STATEMENTS; PERFORMANCE BY ADMINISTRATOR. Each Seller Party hereby authorizes the Administrator or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising in the name of any Seller Party. If any Seller Party fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrator or its designee incurred in connection therewith shall be payable by the Seller Parties as provided in Section 14.05.

          (c) CONTINUATION STATEMENTS; OPINION. Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of any financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

               (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

               (ii) deliver or cause to be delivered to the Administrator an opinion of the counsel for Seller Parties and Originators (or other counsel for Seller Parties and Originators reasonably satisfactory to the Administrator), in form and substance reasonably satisfactory to the Administrator, including an opinion to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

          SECTION 8.06. APPLICATION OF COLLECTIONS. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, second, to any other indebtedness of such Obligor.

          SECTION 8.07. SPECIAL DEPOSIT ACCOUNTS. (a) Servicer Deposit Account. At all times prior to the Final Payout Date Servicer shall cause to be maintained, a segregated trust account at PNC Bank, National Association (or such other bank as may be acceptable to the Administrator and the short-term securities of which shall be rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Ratings Services) in the name of Marketing Co., as trustee for the Administrator (the "Servicer Deposit Account"). The Servicer Deposit Account shall be used for the deposit of funds set aside pursuant to Section 1.03, to the extent required by such Section, and no other funds. No deposit of funds in the Servicer Deposit Account shall be deemed to reduce the Purchaser's Total Investment, unless and until such funds are actually paid to the Administrator in accordance with Section 1.03 or 3.01. Funds on deposit in the Servicer Deposit Account shall be invested only in overnight deposits, and the income from such investments shall be added to the balance in such account. On the date which is 91 days after the Final Payout Date, any remaining balance in the Servicer Deposit Account shall be released to Seller.

          (b) SELLER DEPOSIT ACCOUNT. At all times prior to the Final Payout Date Seller shall cause to be maintained, a segregated trust account at PNC-Ohio (or such other bank as may be acceptable to the Administrator and the short-term securities of which shall be rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Ratings Services) in the name of Seller (the "Seller Deposit Account"). The Seller Deposit Account, all funds deposited therein from time to time, all investments of such funds and all proceeds of any thereof shall be pledged to Administrator pursuant to the Account Pledge Agreement. The Seller Deposit Account shall be used for the deposit of funds set aside pursuant to Section 1.03(e), to the extent required by such Section. No deposit of funds in the Seller Deposit Account shall be deemed to reduce the Purchaser's Total Investment, unless and until such funds are actually paid to Servicer and by Servicer to the Administrator in accordance with Section 1.03 or 3.01. Funds on deposit in the Seller Deposit Account shall be invested only in accordance with the Account Pledge Agreement, and the income from such investments shall be added to the balance in such account, provided that the balance in such account shall be released to Seller on each Monthly Settlement Date in accordance with the Account Pledge Agreement on the conditions set forth therein. On the Final Payout Date, any remaining balance in the Seller Deposit Account shall be released to Seller.

                                  ARTICLE IX

                               SECURITY INTEREST

          SECTION 9.01. GRANT OF SECURITY INTEREST. To secure all obligations of Seller and Servicer arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and pledges to Purchaser, for the benefit of the Secured Parties, and hereby grants to Purchaser, for the benefit of the Secured Parties, a security interest in, all of Seller's right, title and interest now or hereafter existing in, to and under (a) all the Pool Receivables and Related Assets (including specifically any undivided interest therein retained by Seller hereunder), (b) the Originator Notes, and (c) all proceeds of any of the foregoing.

          SECTION 9.02. FURTHER ASSURANCES. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

          SECTION 9.03. REMEDIES. Upon the occurrence of a Liquidation Event (other than an Excepted Liquidation Event), Purchaser shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to Purchaser or the Administrator under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                  ARTICLE X

                              LIQUIDATION EVENTS

          SECTION 10.01. LIQUIDATION EVENTS. THE FOLLOWING EVENTS SHALL BE "LIQUIDATION EVENTS" HEREUNDER:

          (a) Servicer (if any Seller Party or Affiliate thereof is Servicer) or Seller (in the case of clause (iii) below) (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) or (iii) below) and such failure shall remain unremedied for ten Business Days, (ii) shall fail to deliver (x) any Weekly Information Package (except as permitted by Section 8.02(h)(i)(a)) and such failure shall remain unremedied for one day; (y) (if required) any Daily Information Package, and such failure shall remain unremedied for one day; or (z) any Information Package, or other report, statement or written information required to be delivered by Servicer hereunder and such failure shall remain unremedied for three Business Days, or
(iii) shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two Business Days; or

          (b) Any representation or warranty made or deemed to be made by any Seller Party (or any of its officers) under or in connection with this Agreement or any Information Package, Weekly Information Package or (if required) Daily Information Package or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and such condition (other than a breach of the representation set forth in Section 6.01(l) as it pertains to each Pool Receivable being free and clear of certain Liens (except for Liens which are not material individually or in the aggregate and are terminated within ten days after any Seller Party obtains knowledge of the existence thereof)) shall continue unremedied for a period of ten Business Days after (i) written notice thereof by the Administrator or (ii) Seller has actual knowledge thereof; or

          (c) (i) Any Seller Party shall fail to perform or observe any provision of Section 7.01(j) or 7.03 (other than clauses (c) and (f) of Section 7.03) on its part to be performed or observed, or (ii) any Seller Party or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and, in the case of this clause (ii), any such failure shall remain unremedied for ten Business Days after (A) written notice thereof shall have been given by the Administrator to any Seller Party or such Originator or (B) any Seller Party or such Originator has actual knowledge thereof; or

          (d) (i) A default shall have occurred and be continuing under (A) the Revolving Credit Agreement or (B) any other instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $5,000,000 of, or guaranteed by, any Seller Party or any Affiliate thereof, and the effect of such default is to accelerate, or to cause the holders of such indebtedness (or a trustee or agent on behalf of such holders) to accelerate, the maturity of such indebtedness; (ii) a "Purchase Termination Event" shall have occurred and be continuing under the Sale Agreement; or (iii) any default under any other agreement or instrument relating to the purchase of receivables of any Seller Party or any Originator, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to terminate, or to cause any party to such agreement or instrument to terminate, the commitment of any party to such agreement or instrument to purchase receivables or the right of such Seller Party or such Originator to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables; or

          (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to (i) Servicer, (ii) any Seller Party, (iii) any Affiliate of any Seller Party or (iv) other Person which shall have originated or owned any of the Pool Receivables; or

          (f) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller Parties to the Administrator and Purchaser prior to the date of execution and delivery of this Agreement is pending against any Seller Parties or any Affiliate thereof, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the opinion of the Administrator, has a reasonable likelihood of having a Material Adverse Effect; or

          (g) Either (i) the Average Maturity of Select Pool Receivables shall exceed 55 days; or (ii) the ratio (expressed as a percentage) obtained by dividing (A) the aggregate Unpaid Balance of Select Pool Receivables that has been outstanding less than 61 days since the original invoice dates thereof, by (B) the aggregate Unpaid Balance of Select Pool Receivables shall be less than 65%; or

          (h) (i) The Current Default Ratio at any Cut-Off Date exceeds 2%; or
(ii) the average of the Current Default Ratios at any three consecutive Cut-Off Dates exceeds 1.5; or

          (i) Servicer (if any Seller Party or Affiliate thereof is Servicer) or any Originator shall make any material change in the policies as to origination of Receivables or in the Credit and Collection Policy without the prior written consent of the Administrator; or

          (j) On any Weekly Settlement Date, after giving effect to the payments made under Section 1.03(c), (i) the Asset Interest exceeds the Allocation Limit or (ii) the Purchaser's Total Investment exceeds the Purchase Limit; or

          (k) Either (i) the Delinquency Ratio at any Cut-Off Date is greater than 13.5% or (ii) the average of the Delinquency Ratios at any three consecutive Cut-Off Dates is greater than 11.5%; or

          (l) There shall exist any event or occurrence that has a reasonable possibility of causing a Material Adverse Effect (other than a Material Adverse Effect of the type described in clause (i) of the definition thereof); or

          (m) There shall have occurred any event which materially adversely impairs the ability of Seller or any Originator to originate Receivables of a credit quality which are at least of the credit quality of the Receivables included in the first Purchase (i) made under the Original Purchase Agreement (in the case of Receivables originated by the Seller or by Marketing Co., as Originator) or (ii) made after the Amendment Effective Time (in the case of Receivables originated by Valenite, as Originator) or (iii) made after July 26, 1996 (in the case of Receivables originated by D-M-E, as Originator) or
(iv) made after June 25, 1999 (in the case of Receivables originated by Uniloy, as Originator) or (v) made after June 9, 2000 (in the case of Receivables originated by Talbot, as Originator); or

          (n) Any Seller Party is subject to a Change-in-Control; or

          (o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien shall not have been released within 5 days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets; or

          (p) Failure to obtain a Liquidity Agreement in substitution for the then existing Liquidity Agreement on or before 30 days prior to the expiration of the commitments of the Liquidity Banks thereunder; or

          (q) (i) A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, (ii) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance acceptable to Purchaser and the Administrator, and (iii) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes; or

          (r) Purchaser shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 10.02. REMEDIES.

          (a) OPTIONAL LIQUIDATION. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (e) of Section 10.01), the Administrator shall, at the request, or may with the consent, of Purchaser, by notice to Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

          (b) AUTOMATIC LIQUIDATION. Upon the occurrence of a Liquidation Event described in subsection (e) of Section 10.01, the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

          (c) ADDITIONAL REMEDIES. Upon any Purchase Termination Date pursuant to this Section 10.02, no Purchases or Reinvestments thereafter will be made, and the Administrator and Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE XI

                               THE ADMINISTRATOR

          SECTION 11.01. AUTHORIZATION AND ACTION. Pursuant to agreements entered into with the Administrator, Purchaser has appointed and authorized the Administrator (or its respective designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto.

          SECTION 11.02. ADMINISTRATOR'S RELIANCE, ETC. The Administrator and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the
Administrator: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party or any Originator in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or any Originator or to inspect the property (including the books and records) of any Seller Party or any Originator; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document (except by and against the Administrator); and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 11.03. PNC BANK AND AFFILIATES. PNC Bank and any of its Affiliates may generally engage in any kind of business with any Seller Party, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party, any Originator or any Obligor or any of their respective Affiliates, all as if PNC Bank were not the Administrator, and without any duty to account therefor to Purchaser or any other holder of an interest in Pool Receivables.

                                 ARTICLE XII
                      ASSIGNMENT OF PURCHASER'S INTEREST

         SECTION 12.01.    RESTRICTIONS ON ASSIGNMENTS.

          (a) No Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrator. Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that

               (i) Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to PNC Bank or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by PNC Bank or any Affiliate thereof (which assignee shall then be subject to this Article XII); and

               (ii) Purchaser may assign and/or grant a security interest in all or a portion of its interest in the Asset Interest to the Liquidity Agent and/or the Liquidity Banks in accordance with the Liquidity Agreement, which assignment and/or grant of a security interest (and any subsequent assignment by the Liquidity Agent or a Liquidity Bank) shall not be considered an "assignment" for purposes of Section 12.01(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than Section 12.03).

          (b) Seller agrees to advise the Administrator within five Business Days after notice to Seller of any proposed assignment by Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If Seller does not consent to such assignment, Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under clause (i) of Section 12.01(a).

          SECTION 12.02. RIGHTS OF ASSIGNEE. Upon the assignment by Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

          SECTION 12.03. TERMS AND EVIDENCE OF ASSIGNMENT. Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this Article XII shall be upon such terms and conditions as Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to Purchaser, the Administrator and the assignee.

          SECTION 12.04. RIGHTS OF LIQUIDITY AGENT. Seller hereby agrees that, upon notice to Seller, the Liquidity Agent may exercise all the rights of the Administrator hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by Purchaser, and all other rights and interests of Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Administrator), the Liquidity Agent may request Servicer to segregate Purchaser's allocable shares of Collections from Seller's allocable share, may give a Successor Notice pursuant to and in accordance with Section 8.01(b), may give or require the Administrator to give notice to the Lock-Box Banks as referred to in Section 8.03(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrator might have done.

                                 ARTICLE XIII

                                INDEMNIFICATION

          SECTION 13.01. INDEMNITIES BY PARENT AND SELLER.

          (a) GENERAL INDEMNITY. Without limiting any other rights which any such Person may have hereunder or under applicable law, Parent and Seller hereby jointly and severally agree to indemnify each of the Administrator, Purchaser, the Liquidity Banks, the Credit Bank, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand (which demand shall be accompanied by a statement setting forth the reason for such demand and a calculation of the amount thereof), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables. Without limiting the foregoing, Parent and Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

               (i) the transfer by any Seller Party or any Originator of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to Seller pursuant to the Sale Agreement, the transfer of an Asset Interest to Purchaser pursuant to this Agreement and the grant of a security interest to Purchaser pursuant to Section 9.01;

               (ii) any representation or warranty made by any Seller Party or any Originator (or any of its officers or Affiliates) under or in connection with any Transaction Document, any Information Package, any Weekly Information Package or (if required) any Daily Information Package or any other information or report delivered by or on behalf of any Seller Party or any Originator pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

               (iii) the failure by any Seller Party or any Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

               (iv) the failure to vest and maintain vested in Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of Purchaser or the Administrator whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

               (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vii) any matter described in clause (i) or (ii) of Section 3.02(a);

               (viii) any failure of any Seller Party, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

               (ix) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

               (x) any claim of breach by any Originator or Seller of any related Contract with respect to any Pool Receivable; or

               (xi) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

          (b) CONTEST OF TAX CLAIM; AFTER-TAX BASIS. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under Section 13.01(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to Seller and Parent and Seller shall have the right, at their expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge.

Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

          (c) CONTRIBUTION. If for any reason the indemnification provided above in this Section 13.01 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party (other than by reason of a final adjudication by a court of competent jurisdiction that a claim is not within the scope of such indemnification) or is insufficient to hold an Indemnified Party harmless, then Parent and Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

          SECTION 13.02. INDEMNITIES BY SERVICER. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand (which demand shall be accompanied by a statement setting forth the reason for such demand and a calculation of the amount thereof), from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document.

Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for Defaulted Receivables.

          If for any reason the indemnification provided above in this Section
13.02 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party (other than by reason of a final adjudication by a court of competent jurisdiction that a claim is not within the scope of such indemnification) or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                 ARTICLE XIV
                                 MISCELLANEOUS

          SECTION 14.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Administrator and Purchaser (with respect to an amendment), or (b) the Administrator and Purchaser (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such material amendment, waiver or consent shall be effective unless the Administrator shall have received a written statement from the rating agencies then rating the Commercial Paper Notes that such amendment, waiver or consent will not result in a downgrade or withdrawal of the then current rating of such Commercial Paper Notes. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks or the Credit Bank or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

          SECTION 14.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

          SECTION 14.03. NO WAIVER; REMEDIES. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of PNC Bank, individually and as Administrator, the Liquidity Agent, the Credit Bank and each Liquidity Bank is hereby authorized by Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by PNC Bank, the Liquidity Agent and such Liquidity Bank to or for the credit or the account of Seller, now or hereafter existing under this Agreement, to the Administrator, any Affected Party, any Indemnified Party or Purchaser, or their respective successors and assigns.

          SECTION 14.04. BINDING EFFECT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of each Seller Party, the Administrator, Purchaser and their respective successors and assigns, and the provisions of
Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to
Article VI and the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06, 14.07, 14.08 and 14.15 shall be continuing and shall survive any termination of this Agreement.

          SECTION 14.05. COSTS, EXPENSES AND TAXES. In addition to its obligations under Article XIII, Seller Parties jointly and severally agree to pay on demand:

          (a) all costs and expenses incurred by the Administrator, the Credit Bank, the Liquidity Agent and the Purchaser and their respective Affiliates in connection with

               (i) the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party or any Originator (whether or not consummated), or the enforcement of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

               (ii) the administration (including semi-annual auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's or any Originator's books and records either prior to the execution and delivery hereof or pursuant to Section 7.02(h) or 7.01(c)(iii); and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and Seller Parties jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

          SECTION 14.06. NO PROCEEDINGS. Each of Parent, Servicer and each Subservicer hereby agrees that it will not institute against Seller, or join any Person in instituting against Seller, and each Seller Party, Servicer and PNC Bank (individually and as Administrator) each hereby agrees that it will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

          SECTION 14.07. CONFIDENTIALITY OF SELLER INFORMATION.

          (a) CONFIDENTIAL SELLER INFORMATION. Each party hereto (other than Seller Parties) acknowledges that certain of the information provided to such party by or on behalf of Seller Parties or the Originators in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Parent shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

               (i) any information regarding, or copies of, any non-public financial statements, reports, schedules and other information furnished by any Seller Party or any Originator to Purchaser or the Administrator (A) prior to the date hereof in connection with such party's due diligence relating to the Seller Parties or the Originators and the transactions contemplated hereby, or (B) pursuant to Section 3.01, 5.01, 6.01(i), 6.01(j), 7.01(c) or 7.02,
          or

               (ii) any other information regarding any Seller Party or any Originator which is designated by any Seller Party or any Originator to such party in writing as confidential

(the information referred to in clauses (i) and (ii) above, whether furnished by any Seller Party, any Originator or any attorney for or other representative thereof (each a "Seller Information Provider"), is collectively referred to as the "Seller Information"); provided, however, "Seller Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Seller Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Seller Information Provider.

          (b) DISCLOSURE. Notwithstanding subsection (a), each party may disclose any Seller Information:

               (i) to any of such party's independent attorneys, consultants and auditors, and to each Liquidity Bank, the Credit Bank, any dealer or placement agent for Purchaser's commercial paper, and any actual or potential assignees of, or participants in, any of the rights or obligations of Purchaser, any Liquidity Bank, the Credit Bank or the Administrator under or in connection with this Agreement, who (A) in the good faith belief of such party, have a need to know such Seller Information, (B) are informed by such party of the confidential nature of the Seller Information and the terms of this Section 14.07, and (C) are subject to confidentiality restrictions generally consistent with this Section 14.07,

               (ii) to any rating agency that maintains a rating for Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of Purchaser in connection with such rating,

               (iii) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

               (iv) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

               (v) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information.

In addition, Purchaser and the Administrator may disclose on a "no name" basis to any actual or potential investor in Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of Purchaser's commitment and Purchaser's Total Investment with respect to the Asset Interest and of Loss Reserve and any other credit enhancement provided by any Seller Party or any Originator hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

          (c) LEGAL COMPULSION. In the event that any party hereto (other than any Seller Party) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representative to)

               (i) provide Parent with prompt written notice so that (A) Parent or any other Seller Information Provider may seek a protective order or other appropriate remedy, or (B) Parent may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion; and

               (ii) unless Parent agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.07.

In the event such protective order or remedy is not obtained, or Parent agrees that such Seller Information may be disclosed, such party will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

          (d) This Section 14.07 shall survive termination of this Agreement.

          SECTION 14.08. CONFIDENTIALITY OF PROGRAM INFORMATION.

          (a) CONFIDENTIAL INFORMATION. Each party hereto acknowledges that PNC Bank regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

               (i) it will not disclose without the prior consent of PNC Bank (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this
          Section 14.08), (A) any information regarding the pricing in, or copies of, this Agreement any other Transaction Document or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of Purchaser generally or the services performed by the Administrator for Purchaser, or (C) any information which is furnished by PNC Bank to such party and which is designated by PNC Bank to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information;

               (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

               (iii) it will, upon demand, return (and cause each of its representatives to return) to State Street Capital, all documents or other written material received from State

          Street Capital, as the case may be, in connection with (a)(i)(B) or
          (C) above and all copies thereof made by such party which contain the Program Information.

          (b) AVAILABILITY OF CONFIDENTIAL INFORMATION. This Section 14.08 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than State Street Capital or were known to such party on a nonconfidential basis prior to its disclosure by PNC Bank.

          (c) LEGAL COMPULSION TO DISCLOSE. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will

               (i) provide PNC Bank with prompt written notice so that PNC Bank may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

               (ii) unless PNC Bank agrees that such Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.08.

In the event that such protective order or other remedy is not obtained, or PNC Bank agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. In the event any Seller Party is required to file a copy of this Agreement with the Securities and Exchange Commission or any other governmental authority, it will (A) provide PNC Bank with prompt written notice of such requirement and (B) exercise reasonable efforts to obtain reliable assurance that such governmental authority will give confidential treatment to this Agreement.

          (d) SURVIVAL. This Section 14.08 shall survive termination of this Agreement.

          SECTION 14.09. CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

          SECTION 14.10. INTEGRATION. This Agreement, together with the letter referenced in Section 4.01, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 14.11. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES OR RELATED PROPERTY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 14.12. WAIVER OF JURY TRIAL. EACH SELLER PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

          SECTION 14.13. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH SELLER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

          (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

          SECTION 14.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

          SECTION 14.15. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Purchaser contained in this Agreement shall be had against any stockholder, employee, officer, director, or incorporator of Purchaser, provided, however, that nothing in this Section 14.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

          SECTION 14.16. References. References to the Original Purchase Agreement in any Transaction Document shall be deemed to include the Original Purchase Agreement, as amended and restated hereby, whether or not reference is made to this Agreement.

                   [Signatures begin on the following page]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         MILACRON INC.


                                         By:  /s/ Robert P. Lienesch
                                            ------------------------------------
                                         Title: Vice President-Finance and
                                                Chief Financial Officer+

                                         2090 Florence Avenue
                                         Cincinnati, Ohio  45206
                                         Facsimile No.:  (513) 487-5586
                                         Attention:  Robert Lienesch


                                         MILACRON COMMERCIAL CORP., as Seller


                                         By:  /s/ Robert P. Lienesch
                                            ------------------------------------
                                         Title: Treasurer

                                         c/o The Corporation Trust Company
                                         1209 Orange Street
                                         Wilmington, Delaware  19801
                                         Facsimile No.:  (302) 655-5049
                                         (with a copy to Parent)


                                         VALENITE INC., as sub-servicer


                                         By:  /s/ Robert P. Lienesch
                                            ------------------------------------
                                         Title: Treasurer

                                         c/o Milacron Marketing Company
                                         2090 Florence Avenue
                                         Cincinnati, Ohio  45206
                                         Facsimile No.:  (513) 487-5586
                                         Attention:  Robert Lienesch

                                         D-M-E Company, as sub-servicer



                                         By:  /s/ Robert P. Lienesch
                                            ------------------------------------
                                         Title: Treasurer

                                         c/o Milacron Marketing Company
                                         2090 Florence Avenue
                                         Cincinnati, Ohio  45206
                                         Facsimile No.:  (513) 487-5586
                                         Attention:  Robert Lienesch

                                         UNILOY MILACRON INC., as a Subservicer


                                         By:  /s/ Robert P. Lienesch
                                            ------------------------------------
                                         Title: Treasurer

                                         912 City Road
                                         Manchester, Michigan 48158
                                         Facsimile No.:  (513) 487-5586
                                         Attention:  Robert Lienesch

                                         TALBOT HOLDINGS, LTD. as a Subservicer


                                         By:  /s/ Robert P. Lienesch
                                            ------------------------------------
                                         Title: Treasurer

                                         6030 Carey Drive
                                         Valley View, Ohio 44125-4218
                                         Facsimile No.:  (513) 487-5586
                                         Attention:  Robert Lienesch

                                         MILACRON MARKETING COMPANY, as initial
                                         Servicer


                                         By:  /s/ Robert P. Lienesch
                                            ------------------------------------
                                         Title: Treasurer

                                         2090 Florence Avenue
                                         Cincinnati, Ohio  45206
                                         Facsimile No.:  (513) 487-5586
                                         Attention:  Robert Lienesch

                                         MARKET STREET FUNDING CORPORATION,
                                         as Purchaser


                                         By:  /s/ Evelyn Echevarria
                                            ------------------------------------
                                         Title: Vice President

                                         c/o AMACAR Group, L.L.C.
                                         6525 Morrison Blvd.
                                         Charlotte, North Carolina  28211
                                         Attention: Douglas K. Johnson
                                         Facsimile No:  (704) 365-1362


                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as Administrator


                                         By:  /s/ John T. Smathers
                                            ------------------------------------
                                         Title: Vice President

                                         Fifth Avenue and Wood Street
                                         Pittsburgh, Pennsylvania  15265
                                         Facsimile No.:  (412) 762-9184
                                         Attention: John Smathers

                                  APPENDIX A

                                  DEFINITIONS


          This is Appendix A to the Third Amended and Restated Receivables Purchase Agreement dated as of November 15, 2001 among Milacron Inc., Milacron Commercial Corp., as Seller, Valenite Inc., as sub-servicer, D-M-E Company, as sub-servicer, Uniloy Milacron Inc., a sub-servicer, Talbot Holdings, Ltd., as sub-servicer, Milacron Marketing Company, as initial Servicer, Market Street Funding Corporation, as Purchaser, and PNC Bank, National Association, as Administrator (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

          A. DEFINED TERMS. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

          "ACCOUNT PLEDGE AGREEMENT" means the Amended and Restated Account Pledge Agreement dated as January 26, 1996 among Seller, the Administrator and PNC-Ohio (or such other bank as may be approved by the Administrator), substantially in the form of Exhibit 5.01(d), as it may be amended, supplemented or otherwise modified from time to time.

          "ADMINISTRATOR" has the meaning set forth in the preamble.

          "ADMINISTRATOR'S OFFICE" means the office of the Administrator at the address set below its signature to the Agreement or such other address as shall be designated by the Administrator in writing to Seller and Purchaser.

          "AFFECTED PARTY" means each of Purchaser, each Liquidity Bank, any assignee or participant of Purchaser or any Liquidity Bank, the Credit Bank, any assignee or participant of the Credit Bank, PNC Bank, any successor to PNC Bank as Administrator, any sub-agent of the Administrator, the Liquidity Agent and any co-agent or sub-agent of the Liquidity Agent.

          "AFFILIATE" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

          "AFFILIATED OBLIGOR" in relation to any Obligor means an Obligor which Servicer knows or has reason to believe to be an Affiliate of such Obligor.

          "ALLOCATION LIMIT" has the meaning set forth in Section 1.01.

          "ALTERNATE BASE RATE" means, on any date, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently announced by the Liquidity Agent in Pittsburgh, Pennsylvania, as its reference rate for prime loans to corporate borrowers; and

               (b) the Federal Funds Rate (as defined below) most recently determined by the Liquidity Agent plus 1.5% per annum.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Liquidity Agent in connection with extensions of credit.

          "AMENDMENT EFFECTIVE TIME" means the time when the conditions precedent for effectiveness of this Agreement specified in Section 5.01 shall have been met.

          "ASSET INTEREST" means an undivided percentage ownership interest, determined from time to time as provided in Section 1.04(b), in (i) all then outstanding Pool Receivables, and (ii) all Related Assets.

          "ASSET TRANCHE" means at any time a portion of the Asset Interest selected by the Administrator pursuant to Section 2.01.

          "AVERAGE MATURITY" means, on any day, that time period (expressed in days) equal to the weighted average (based on the respective Unpaid Balances of the Select Pool Receivables) of the periods from the invoice dates to the due dates of the Select Pool Receivables, as calculated by Servicer and set forth in the most recent Information package in accordance with the provisions hereof. If the Administrator shall disagree with any such calculation, the Administrator may recalculate the Average Maturity for such day, which calculation shall, absent demonstrable error, be binding upon each Subservicer, Servicer, Seller and Purchaser.

          "BANK RATE" for any Yield Period with respect to any Asset Tranche means

               (a) in the case of any Yield Period other than a Yield Period described in clause (b) or (c), an interest rate per annum equal to the sum of (x) 0.75% per annum, plus (y) the Eurodollar Rate (Reserve Adjusted) for such Yield Period;

               (b) in the case of any Yield Period with respect to any Asset Tranche funded by a Liquidity Purchase and commencing more than 30 days after the making of such Liquidity Purchase, an interest rate per annum equal to the sum of (x) 1.50% per annum, plus (y) the Eurodollar Rate (Reserve Adjusted) for such Yield Period);

               (c) in the case of

                    (i) any Yield Period on or prior to the first day of which
               Purchaser or any Liquidity Bank shall have notified the Administrator that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in clause (a), or (B) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in clause (a) (and in the case of subclause (A) or (B), such Person shall not have subsequently notified the Administrator that such circumstances no longer exist),

                    (ii) any Yield Period as to which the Administrator does
               not receive notice or determine, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Purchases and not by the issuance of Commercial Paper Notes, or

                    (iii) any Yield Period for an Asset Tranche the
               Purchaser's Tranche Investment of which is less than $500,000,

          an interest rate per annum equal to (x) 0.5% per annum, plus (y) the Alternate Base Rate in effect from time to time during such Yield Period;

provided, however, at any time on or after the date of the Agreement, upon any extension or renewal of the Liquidity Banks' commitments under the Liquidity Agreement (but not more than twice in any calendar year) either or both of the percentages set forth in subclause (x) of clauses (a) and (b) above may, in the discretion of the Administrator be adjusted from time to time to reflect changes in the market rate of discount on purchases under facilities reasonably similar to the Liquidity Agreement as determined by the Administrator.

          "Business Day" means a day on which both (a) the Administrator at its principal office in Pittsburgh, Pennsylvania is open for business and (b) commercial banks in New York City, Chicago, Illinois, Cincinnati, Ohio and Pittsburgh, Pennsylvania are not authorized or required to be closed.

          "Change in Control" means:

               (a) in relation to Parent, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) (but excluding any Excluded Person (as defined below)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Parent and having a then present right to exercise 20% or more of the voting power for the election of members of the board of directors of Parent attached to all such outstanding shares of capital stock of Parent; for purposes of this clause (a), "Excluded Person" shall mean (i) any employee stock ownership plan or other Plan (as defined in the Revolving Credit Agreement, as in effect on the date hereof) and (ii) each officer and director of Parent as of the date of this Agreement and members of the extended families of such officers and directors;

               (b) in relation to Marketing Co., any Subservicer or Seller, any of the following:

                    (i) the failure of Parent to own (directly or through
               wholly-owned Subsidiaries of Parent), free and clear of all Liens (except for Permitted Pledges), 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of Marketing Co., any Subservicer or Seller, as the case may be, on a fully diluted basis; or

                    (ii) the creation or imposition of any Lien on any shares
               of capital stock of Marketing Co., any Subservicer or Seller (except for Permitted Pledges), as the case may be; and

               (c) in relation to Seller, the failure of Marketing Co. to own directly, free and clear of all Liens (except for Permitted Pledges), 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of Seller on a fully diluted basis.

          "COLLECTIONS" means, with respect to any Receivable, all funds which either (a) are received by Seller, Servicer or any Originator from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, Servicer or such Originator applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received by Seller or any other Person as a Collection pursuant to
Section 3.02; provided that, prior to such time as Marketing Co. shall cease to be Servicer, late payment charges, collection fees and extension fees shall not be deemed to be Collections.

          "COMMERCIAL PAPER NOTES" means short-term promissory notes issued or to be issued by Purchaser to fund its investments in accounts receivable or other financial assets.

          "CONCENTRATION LIMIT" means the Obligor Concentration Limit.

          "CONTRACT" means a contract between Seller and any Person pursuant to or under which such Person shall be obligated to make payments to Seller with respect to the sale of goods or provision of services by an Originator from time to time. A "related" Contract with respect to the Receivables means a Contract under which Receivables in the Receivables Pool arise or which is relevant to the collection or enforcement of such Receivables.

          "CP RATE" for any period means a rate per annum calculated by the Administrator equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes on each day during such period have been sold by the commercial paper placement agents selected by the Administrator, plus (ii) the commissions and charges charged by such commercial paper placement agents with respect to such Commercial Paper Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum.

          "CREDIT AGREEMENT" means and includes (a) the Credit Agreement dated as of December 15, 1995, as amended, among Purchaser and the Credit Bank and
(b) any other agreement (other than the Liquidity Agreement) hereafter entered into by Purchaser providing for the issuance of one or more letters of credit for the account of Purchaser, the making of loans to Purchaser or any other extensions of credit to or for the account of Purchaser to support all or any part of Purchaser's payment obligations under its Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

          "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices of the Originator relating to Contracts and Receivables described in Schedule 6.01(p)-2, as modified without violating Section 7.03(c).

          "CREDIT BANK" means and includes PNC Bank, as lender to Purchaser under the Credit Agreement, and any other or additional bank or other financial institution now or hereafter extending credit or having a commitment to extend credit to or for the account of Purchaser under the Credit Agreement.

          "CREDIT DRAW" means a drawing on a cash collateral account funded pursuant to the Credit Agreement.

          "CURRENT DEFAULT RATIO" at any time during a Settlement Period means the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing (x) the aggregate Unpaid Balance of all Select Pool Receivables that became Defaulted Receivables during the related Reporting Period by (y) the aggregate Unpaid Balance of Select Pool Receivables on such Cut-Off Date.

          "CUT-OFF DATE" means each date set forth in Appendix C to this Agreement (as such Appendix C shall be updated each fiscal year). Each reference to the Cut-Off Date "for" or "with respect to" any Reporting Period shall mean and be a reference to the Cut-Off Date on which such Reporting Period ends in accordance with the definition of "Reporting Period". Each reference to the Cut-Off Date "for" or "with respect to" a Settlement Period shall mean and be a reference to the Cut-Off Date next preceding the last day of such Settlement Period.

          "DAILY INFORMATION PACKAGE" means a report, in substantially the form of a Weekly Information Package, with appropriate modifications to be mutually agreed upon by the Servicer and the Administrator, furnished to the Administrator pursuant to the Agreement.

          "DEEMED COLLECTIONS" has the meaning set forth in Section 3.02(a).

          "DEFAULTED RECEIVABLE" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 180 days from the original due date for such payment; (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; (c) as to which payments have been extended, or the terms of payment thereof rewritten, other than as permitted by Section 8.02(c); or (d) which has been, or, consistent with the Credit and Collection Policy, would be, written off Seller's books as uncollectible.

          "DELINQUENCY RATIO" means the ratio (expressed as a percentage) computed as of each Cut-Off Date by dividing (x) the aggregate Unpaid Balance of Select Pool Receivables that are Delinquent Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of all Select Pool Receivables on such Cut-Off Date.

          "DELINQUENT RECEIVABLE" means a Select Pool Receivable (a) that is not a Defaulted Receivable and (b) as to which any payment, or part thereof, remains unpaid for 60 days or more from the original due date for such payment.

          "DESIGNATED OBLIGOR" means, at any time, all Obligors of Seller except any such Obligor (i) as to which, in the judgment of the Administrator there has been a material adverse change in its financial condition, operations, business or business prospects, and (ii) as to which the Administrator has, at least three Business Days prior to the date of determination, given notice to Seller that such Obligor shall not be considered a Designated Obligor.

          "DILUTION" means the amount of any reduction or cancellation of the Unpaid Balance of a Select Pool Receivable as described in Section 3.02(a).

          "DILUTION RESERVE" means, on any day in a Settlement Period, an amount equal to the product of (i) 0.05 times (ii) the Purchaser's Total Investment on such day, provided, however, that if the Administrator notifies the Servicer of such requirement no later than three Business Days prior to the commencement of such Settlement Period, the Dilution Reserve shall be the greater of the foregoing amount and the aggregate amount of Dilutions during the three Reporting Periods next preceding the first day of such Settlement Period."

          "D-M-E POOL RECEIVABLES" has the meaning set forth in Section 8.01(c)(iii).

          "DOLLARS" means dollars in lawful money of the United States of America.

          "DOWNGRADED LIQUIDITY BANK" means a Liquidity Bank which has been the subject of a Downgrading Event.

          "DOWNGRADING EVENT" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below
(i) A-1 by Standard & Poor's Ratings Services, or (ii) P-1 by Moody's Investors Service, Inc.

          "EARNED DISCOUNT" means, for any Yield Period with respect to any Asset Tranche, or, in the case of the Asset Tranche funded by Commercial Paper Notes, for any Settlement Period:

                  PTI x ER x ED + LF
                  ------------------
                          360
         where:

         PTI  =   the daily average (calculated at the close of business
                  each day) of the Purchaser's Tranche Investment in such Asset Tranche during such Yield Period or Settlement
                  Period, as applicable,

         ER   =   the Earned Discount Rate for such Yield Period or Settlement
                  Period,

         ED   =   the actual number of days elapsed during such Yield Period or
                  Settlement Period, and

         LF   =   the Liquidation Fee, if any, during such Yield Period or
                  Settlement Period.

          "EARNED DISCOUNT RATE" means for any Yield Period with respect to any Asset Tranche, or, in the case of the Asset Tranche funded by Commercial Paper Notes, for any Settlement Period:

               (a) in the case of an Asset Tranche funded by a Liquidity Purchase, the Bank Rate for such Asset Tranche and such Yield Period;

               (b) in the case of an Asset Tranche funded by a Credit Draw, a rate per annum equal for each day during such Yield Period to the Alternate Base Rate in effect on such day plus 2% per annum; and

               (c) for the Asset Tranche funded by Commercial Paper Notes, the CP Rate for such Settlement Period;

provided, however, that on any day when any Liquidation Event (other than an Excepted Liquidation Event) shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche shall mean a rate per annum equal to the Alternate Base Rate plus 2% per annum.

          "ELIGIBLE CONTRACT" means a Contract which conforms in all material respects to one of the forms set forth in Schedule 6.01(p)-1 or otherwise approved by the Administrator.

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

               (a) which is a Select Pool Receivable arising out of the sale by any Originator of goods owned by such Originator free and clear of any Lien or other claim or right of any Person (and, without limiting the foregoing, not out of a sale on consignment) or out of the provision of services by any Originator;

               (b) as to which the perfection of Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code -- Secured Transactions is in force, and which constitutes an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

               (c) the Obligor of which is resident of the United States, or any of its possessions or territories, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

               (d) the Obligor of which is a Designated Obligor;

               (e) which is not a Defaulted Receivable or a Delinquent
          Receivable;

               (f) with regard to which the warranty of Seller in Section 6.01(l) is true and correct;

               (g) the sale of an undivided interest in which does not contravene or conflict with any law;

               (h) which is denominated and payable only in Dollars in the United States;

               (i) which arises under an Eligible Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

               (j) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

               (k) which satisfies all applicable requirements of the Credit and Collection Policy of the applicable Originator;

               (l) which, according to the Contract related thereto, is due and payable (i) within 120 days from the invoice date of such Receivable, and (ii) in a single installment (or with a down payment and a single installment thereafter) and not in multiple installments;

               (m) the Unpaid Balance of which, together with the Unpaid Balances of all Eligible Receivables owed by the same Obligor or an Affiliated Obligor, would not exceed the Obligor Concentration Limit;

               (n) which has been fully earned by performance on the part of an Originator and is not subject to any holdback or contingency; and

               (o) the Obligor of which is not the Obligor on Defaulted Receivables having an aggregate Unpaid Balance equal to 20% or more of the aggregate Unpaid Balance of Receivables owed by such Obligor.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EURODOLLAR RATE (RESERVE ADJUSTED)" means, with respect to any Yield Period and any Asset Tranche, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                    Eurodollar Rate      =       Eurodollar Rate
                                                 ---------------
                  (Reserve Adjusted)              1 - Eurodollar
                                  Reserve Percentage

          where:

          "EURODOLLAR RATE" means, with respect to any Yield Period and any Asset Tranche, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Administrator two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York City time, for delivery on the first day of such Yield Period, for the number of days comprised therein and in an amount equal or comparable to the Purchaser's Tranche Investment of such Asset Tranche for such Yield Period.

          "EURODOLLAR BUSINESS DAY" means a day of the year on which dealings are carried on in the eurodollar interbank market and banks are not required or authorized to close in New York City, or Pittsburgh, Pennsylvania.

          "EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Yield Period, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

          "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

               (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

               (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

          "EXCEPTED LIQUIDATION EVENT" means a Liquidation Event described in clause (p), (q) or (r) of Section 10.01 or (when used with reference to any Unmatured Liquidation Event) an Unmatured Liquidation Event of the type described in clause (b) or (c) of Section 10.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by PNC Bank from three federal funds brokers of recognized standing selected by it.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

          "FINAL PAYOUT DATE" means the date following the Termination Date on which Purchaser's Total Investment shall have been reduced to zero and all other amounts payable by Seller under the Transaction Documents (excluding contingent obligations under indemnities and the like as to which no present payment obligation exists) shall have been paid in full.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

          "INDEMNIFIED AMOUNTS" has the meaning set forth in Section 13.01.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 13.01.

          "INFORMATION PACKAGE" has the meaning set forth in Section 3.01(a).


          "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "LIQUIDATION COST RESERVE" means, on any day during a Settlement Period, an amount equal to the product of

               (a) (x) 2 times (y) the Average Maturity of Select Pool Receivables, calculated as of the Cut-Off Date for the next preceding Settlement Period, divided by (z) 360; times

               (b) the sum of (i) 2% over the Alternate Base Rate in effect on such day, plus (ii) the percentage as may be in effect for the purposes of calculating the Program Fee applicable to the Purchaser's Total Investment, plus (iii) 1.0% (or, if greater, such other percentage as may be in effect for purposes of clause (b)(x) of the definition of "Servicer's Fee"); times

                  (c) the Purchaser's Total Investment on such day.

          "LIQUIDATION EVENT" has the meaning set forth in Section 10.01.

          "LIQUIDATION FEE" means, for each Asset Tranche (or portion thereof) for each day in any Yield Period or Settlement Period (computed without regard to clause (iii) of the proviso of the definition of "Yield Period"), the amount, if any, by which:

               (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period or Settlement Period (as so computed) if such reductions had not been made, exceeds

               (b) the income, if any, received by Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

          "LIQUIDATION PERIOD" means the period commencing on the date on which the conditions precedent to Purchases and Reinvestments set forth in
Section 5.02 are not satisfied (or expressly waived by Purchaser) and the Administrator shall have notified Seller and Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

          "LIQUIDITY AGENT" means PNC Bank, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to PNC Bank in such capacity.

          "LIQUIDITY AGREEMENT" means and includes (a) the Liquidity Agreement dated as of January 26, 1996 among Purchaser, as seller, PNC Bank, as Liquidity Agent and as Administrator, and PNC Bank and/or one or more other banks or other financial institutions, as purchasers, and (b) any other agreement hereafter entered into by Purchaser providing for the purchase of, or the making of loans or other extensions of credit to Purchaser secured by a direct or indirect security interest in, the Asset Interest (or any portion thereof), to support all or part of Purchaser's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets, and under which the amount available from such purchase or extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

          "LIQUIDITY BANK" means any one of, and "Liquidity Banks" means all of, the commercial lending institutions that are at any time parties to the Liquidity Agreement as "Purchasers" thereunder.

          "LIQUIDITY PURCHASE" means a purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

          "LOCK-BOX AGREEMENT" means a letter agreement, in substantially the form of Exhibit 5.01(c), among an Originator, Purchaser, the Administrator, Seller and any Lock-Box Bank.

          "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections from Pool Receivables.

          "LOSS RESERVE" means, on any day during a Settlement Period, an amount equal to the product of

               (i) the Purchaser's Total Investment on such day, times

               (ii) the greatest of

                    (A) 10%, and

                    (B) 3 times the average of the Total Default Ratios as of
               the Cut-off Dates for the three next preceding Settlement Periods; and

                    (C) 1.25 times the average of the Delinquency Ratios as of the Cut-Off Dates for the three next preceding Settlement
               Periods

          "MARKETING CO." has the meaning set forth in the preamble.

          "MATERIAL ADVERSE EFFECT" with respect to any event or circumstance, means a material adverse effect on:

               (i) the business, assets, financial condition, operations or prospects of any Seller Party or any Originator;

               (ii) the ability of any Seller Party or any Originator to perform its obligations under this Agreement or any other Transaction Document;

               (iii) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of the Receivables or the related Contracts; or

               (iv) the status, existence, perfection, priority or enforceability of Purchaser's interest in the Pool Receivables.

          "MONTHLY SETTLEMENT DATE" means, with respect to any Settlement Period, the third Business Day following the Reporting Date for such Settlement Period.

          "NET CHARGE-OFFS" for any Reporting Period means the excess, if any, of (a) the aggregate Unpaid Balance of Pool Receivables which during such Reporting Period have been, or, consistent with the Credit and Collection Policy of the applicable Originator, would be, written off Seller's books as uncollectible, over (b) the aggregate amount, if any, of Collections received by Seller, Servicer or any Originator (and not required to be returned to the Obligor or any Person on its behalf) in respect of such Receivables after such Receivables were written off (or would have been written off as described in clause (a)).

          "NET POOL BALANCE" at any time means an amount equal to the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time.

          "OBLIGOR" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

          "OBLIGOR CONCENTRATION LIMIT" means, at any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated Obligors (if any):

               (a) in the case of any Obligor the long-term debt securities of which are rated in one of the top three rating categories (that is, as of the date hereof, a rating of "A" or a higher rating), by each of Moody's Investors Service, Inc. and Standard & Poor's Corporation, an amount equal to 4% of the aggregate Unpaid Balance of Eligible Receivables at such time;

               (b) in the case of any Obligor other than an Obligor described in clause (a) above or clause (c) below, an amount equal to 2% of the aggregate Unpaid Balance of Eligible Receivables at such time; and

               (c) in the case of any Obligor listed in Appendix D hereto, as such Appendix D may be amended or replaced from time to time with the concurrence of Seller, Servicer and the Administrator, so long as the long-term debt securities of such Obligor have each of the ratings set forth opposite the name of such Obligor on such Appendix D or higher ratings, an amount equal to the percentage of the aggregate Unpaid Balance of Eligible Receivables set forth opposite the name of such Obligor on such Appendix D;

provided that, for purposes of this definition, the aggregate Unpaid Balance of Eligible Receivables will be calculated without giving effect to clause (m) of the definition of "Eligible Receivable".

          "ORIGINAL PURCHASE AGREEMENT" has the meaning set forth in the Background.

          "ORIGINATOR" and "Originators" have the meanings set forth in the Sale Agreement.

          "ORIGINATOR NOTE" and "Originator Notes" have the meanings set forth in the Sale Agreement.

          "PARENT" has the meaning set forth in the preamble.

          "PERMITTED PLEDGES" means, as the context requires, the Liens in favor of Bankers Trust Company, as administrative agent, arising from the pledge (x) by Marketing Co. of all of the outstanding capital stock of Seller pursuant to the Stock Pledge Agreement dated as of November 15, 2001 and (y) by Parent of all of the outstanding capital stock of Marketing Co., Valenite, D-M-E and Uniloy pursuant to the Stock Pledge Agreement dated as of October 15, 2001, each delivered in connection with the Revolving Credit Agreement.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

          "PNC BANK" has the meaning set forth in the preamble.

          "PNC-OHIO" means PNC Bank, Ohio, National Association, a national banking association (formerly known as The Central Trust Company, N.A.).

          "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

          "PROGRAM FEE" has the meaning set forth in Section 4.01.

          "PROGRAM INFORMATION" has the meaning set forth in Section
14.08(a)(i).

          "PURCHASE" has the meaning set forth in Section 1.01.

          "PURCHASE LIMIT" has the meaning set forth in Section 1.01.

          "PURCHASE TERMINATION DATE" means that day on which a Liquidation Event has occurred and is continuing, and

               (a) the Administrator declares a Purchase Termination Date in a notice to Seller in accordance with Section 10.02(a); or

               (b) in accordance with Section 10.02(b), becomes the Purchase Termination Date automatically.

          "PURCHASER" has the meaning set forth in the preamble.

          "PURCHASER'S TOTAL INVESTMENT" means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.01, less (b) the aggregate amount of Collections theretofore received and actually distributed to Purchaser on account of such Purchaser's Total Investment pursuant to Section 1.03.

          "PURCHASER'S TRANCHE INVESTMENT" means in relation to any Asset Tranche the amount of the Purchaser's Total Investment allocated by the Administrator to that Asset Tranche pursuant to Section 2.01, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Purchaser's Total Investment.

          "QUALIFYING LIQUIDITY BANK" means a Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's Ratings Services and (ii) P-1 by Moody's Investors Service, Inc.

          "RECEIVABLE" means any right to payment from a Person organized under the laws of or resident in the United States or any state thereof, whether constituting an account, chattel paper, instrument or a general intangible, arising from the sale of merchandise or provision of services by any Originator, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto; provided, however, "Receivable" shall not include any promissory note or chattel paper evidencing the obligation of a purchaser of inventory of an Originator and originally representing that portion of the purchase price of such inventory not paid to such Originator at the time of purchase; provided, further, however, "Receivable" also shall not include any receivable originated by the American Mine Tool

Division of Valenite, Inc.; and provided, further, however, that "Receivable" shall not include any promissory note or chattel paper described on Schedule 1 to this Appendix A.

          "RECEIVABLES POOL" means at any time all then outstanding Receivables which have been sold or contributed as capital by any Originator to Seller.

          "REGULATION D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

          "REGULATORY CHANGE" means, relative to any Affected Party

               (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                    (i) United States federal or state law or foreign law
               applicable to such Affected Party;

                    (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                    (iii) GAAP or regulatory accounting principles applicable
               to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

               (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i),
          (a)(ii) or (a)(iii) above.

         "REINVESTMENT" has the meaning set forth in Section 1.03(a)(iii).

          "RELATED ASSETS" means (a) all rights to, but not any obligations under, all related Contracts and Related Security with respect to any Pool Receivables, (b) all rights and interests of Seller under the Sale Agreement in relation to any Pool Receivables, (c) all books and records evidencing or otherwise relating to any Pool Receivables, and (d) all Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

          "RELATED SECURITY" means, with respect to any Pool Receivable, all of Seller's right, title and interest in and to: (a) all Contracts that relate to such Pool Receivable; (b) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of Purchaser in the respective Pool Receivable); and (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise. The interest of Purchaser in any Related Security is only to the extent of Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

          "REPORTING DATE" with respect to any Reporting Period or Settlement Period means the tenth day after the Cut-Off Date for such Reporting Period or Settlement Period.

          "REPORTING PERIOD" means each period from a Cut-Off Date to the next following Cut-Off Date. The "related" Reporting Period with respect to any Settlement Period means the Reporting Period ending on the Cut-Off Date for such Settlement Period.

          "RESTRICTED PAYMENT" has the meaning set forth in the Revolving Credit Agreement, as in effect on the date hereof.

          "REVOLVING CREDIT AGREEMENT" means the Amended and Restated Revolving Credit Agreement dated as of November 30, 1998, among Parent, Cincinnati Milacron Kunststoffmaschinen Europa GmbH, the Lenders listed therein and Bankers Trust Company, as Agent, as further amended, supplemented or otherwise modified from time to time.

          "SALE AGREEMENT" means the Amended and Restated Purchase and Sale Agreement dated as of March 18, 1994, as heretofore amended, among the Servicer, the Originators, as sellers, and Seller, as initial purchaser, as it may be further amended, supplemented or otherwise modified in accordance with
Section 7.03(f).

          "SECURED PARTIES" means Purchaser, the Administrator, the Indemnified Parties and the Affected Parties.

          "SELECT POOL RECEIVABLE" means a Pool Receivable originated by one of the divisions of an Originator, as listed in Appendix B.

          "SELECT POOL RECEIVABLE NET CHARGE-OFF RATIO" at any time during a Settlement Period means the percentage equivalent of a fraction (a) the numerator of which is the average of the Net Charge Offs for Select Pool Receivables for the three Reporting Periods next preceding the date of such Settlement Period and (b) the denominator of which is the average aggregate Unpaid Balance of all Select Pool Receivables as of the Cut-Off Dates for such three preceding Reporting Periods."

          "SELLER" has the meaning set forth in the preamble.

          "SELLER DEPOSIT ACCOUNT" has the meaning set forth in Section
8.07(b).

          "SELLER INFORMATION" has the meaning set forth in Section 14.07(a).

          "SELLER INFORMATION PROVIDER" has the meaning set forth in Section 14.07(a).

          "SELLER PARTY" and "Seller Parties" have the meanings set forth in the preamble.

          "SERVICER" has the meaning set forth in the preamble.

          "SERVICER DEPOSIT ACCOUNT" has the meaning set forth in Section
8.07(a).

          "SERVICER TRANSFER EVENT" has the meaning set forth in Section
8.01(b).

          "SERVICER'S FEE" accrued for any day in a Settlement Period means

               (a) an amount equal to (x) 1% per annum, times (y) the amount of the Purchaser's Total Investment at the close of business on the first day of such Settlement Period, times (z) 1/360; or

               (b) on and after Servicer's reasonable request made at any time when Marketing Co. shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (x) 110% of Servicer's reasonable cost and expenses of performing its obligations under the Agreement during the Settlement Period when such day occurs, divided by (y) the number of days in such Settlement Period.

          "SETTLEMENT PERIOD" means

               (a) the period from the date hereof to the first Business Day after the first Reporting Date thereafter; and

               (b) thereafter, each period from the last day of the next preceding Settlement Period to the first Business Day after the next following Reporting Date;

provided, however, that the last Settlement Period shall end on the Final Payout Date.

          "SUBSCRIPTION AGREEMENT" means the Subscription Agreement entered into on or prior to January 29, 1993 between Marketing Co. and Seller, as amended, supplemented or otherwise modified from time to time.

          "SUBSERVICER" has the meaning set forth in the preamble.

          "SUBSIDIARY" of any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. A "wholly-owned" Subsidiary of any Person shall mean (i) any Subsidiary whose jurisdiction of incorporation is within the United States, with "99%" being substituted for "50%" in the next preceding sentence each time it appears, and (ii) any "Foreign Subsidiary" (as such term is defined in the Revolving Credit Agreement, as in effect on the date hereof), with "95%" being substituted for "50%" in the next preceding sentence each time it appears.

Notwithstanding the foregoing, for purposes of this Agreement, The Factory Power Company, an Ohio corporation which is 82.2% owned by parent, is deemed a wholly-owned Subsidiary of Parent.

          "SUCCESSOR NOTICE" has the meaning set forth in Section 8.01(b).

          "TALBOT POOL RECEIVABLES" has the meaning set forth in Section 8.01(c)(v).

          "TERMINATION DATE" means the earliest of

               (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of either the Liquidity Banks' commitments under the Liquidity Agreement or the Credit Bank's commitment under the Credit Agreement (unless such commitments are renewed, extended or replaced on or before such date);

               (b) the Purchase Termination Date; and

               (c) August 1, 2004.

          "TOTAL DEFAULT RATIO" at any time during a Settlement Period means the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing

               (a) an amount equal to:

                    (i) the aggregate Unpaid Balance of all Select Pool
               Receivables that were Defaulted Receivables on such Cut-Off Date, plus

                    (ii) the aggregate Unpaid Balance of all Select Pool
               Receivables that were written off during such preceding Settlement Period (and therefore were not included in the Defaulted Receivables described in clause (a)(i) above), minus

                    (iii) the aggregate amount of Collections received by the
               Seller, Servicer or any Originator on written-off Receivables described in clause (a)(ii) above (and not required to be returned to the Obligor thereof or any other Person); by

               (b) the aggregate Unpaid Balance of all Select Pool Receivables on such Cut-Off Date.

         "TRANSACTION DOCUMENTS" means this Agreement, the Lock-Box Agreements, the Sale Agreement, the Subscription Agreement, the Account Pledge Agreement and the other documents to be executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "UNILOY POOL RECEIVABLES" has the meaning set forth in Section 8.01(c)(iv).

         "UNMATURED LIQUIDATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

          "UNPAID BALANCE" of any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges, and extension or collection fees.

          "VALENITE POOL RECEIVABLES" has the meaning set forth in Section 8.01(c)(ii).

          "WEEKLY INFORMATION PACKAGE" means a report, in substantially the form of Exhibit 8.01(h) to the Agreement, furnished to the Administrator pursuant to the Agreement, reflective of the Pool Receivables as of the most recent Friday.

          "WEEKLY SETTLEMENT DATE" means each Friday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning December 14, 2001.

          "YIELD PERIOD" with respect to any Asset Tranche funded by a Liquidity Purchase or Credit Draw means

               (a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Purchase or Credit Draw or the creation of such Asset Tranche pursuant to
          Section 2.01 (whichever is latest) and ending such number of days thereafter as the Administrator shall select; and

               (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrator shall select;

provided, however, that

                    (i) any such Yield Period (other than a Yield Period
               consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

                    (ii) in the case of Yield Periods of one day for any Asset
               Tranche, (A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and
               (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

                    (iii) in the case of any Yield Period for any Asset
               Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such

               Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Administrator.

          B. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          C. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".